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                                                                    Exhibit 99.1








                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                K N ENERGY, INC.,


                              ROCKIES MERGER CORP.


                                       and


                               KINDER MORGAN, INC.



                                   Dated as of


                                  July 8, 1999
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                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 8, 1999, by and among K N Energy, Inc., a Kansas corporation ("Parent"), Rockies Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Kinder Morgan, Inc., a Delaware corporation (the "Company").

          WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger of Merger Sub with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL");

          WHEREAS, as an inducement and a condition to Parent and Merger Sub entering into this Agreement and incurring the obligations set forth herein, certain stockholders of the Company have, simultaneously herewith, entered into a Voting Agreement whereby they have agreed, among other things, to vote in favor of the Merger; and

          WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement is intended to be and hereby is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

          SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Effective Time, the Company shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation").
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          SECTION 1.2 Closing. The closing of the Merger (the "Closing") will take place (a) at 10:00 a.m. on the second business day after satisfaction or waiver of all of the conditions to the respective obligations of the parties set forth in Article VII hereof or (b) at such other time and date as Parent and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). At the Closing, there shall be delivered to Parent and the Company certificates and other documents and instruments required to be delivered under Article VII hereof. The Closing shall take place at such location as Parent and the Company shall agree.

          SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, a certificate of merger (the "Certificate of Merger") shall be properly executed and duly filed with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

          SECTION 1.4 Effects of the Merger. At the Effective Time, (a) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company (the Company and Merger Sub are sometimes referred to herein as the "Constituent Corporations") and (b) the Merger shall have the effects set forth in the DGCL.

          SECTION 1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Company and Merger Sub, the Certificate of Incorporation and the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided therein and under the DGCL.

          SECTION 1.6 Directors and Officers of the Surviving Corporation. The directors and officers of the Company in office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          SECTION 1.7 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code,

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and each of Parent, Merger Sub and the Company hereby adopt this Agreement as a
"plan of reorganization" for purposes of the Code.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

          SECTION 2.1 Effect on the Stock of the Constituent Corporations. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of stock of the Constituent Corporations:

               (a) Conversion of Merger Sub Stock. Each share of common stock of Merger Sub, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Class A common stock, par value $.01 per share, of the Surviving Corporation.

               (b) Cancellation of Treasury Shares. Each share of Class A common stock, par value $.01 per share, of the Company ("Class A Common Stock") and each share of Class B common stock, par value $.01 per share, of the Company ("Class B Common Stock," and together with the Class A Common Stock, "Company Common Stock") that is held in the treasury of the Company immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (c) Conversion of Company Common Stock. Subject to Section 2.1(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled in accordance with Section 2.1(b), shall automatically be converted into and become the right to receive 3917.957 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $5.00 per share, of Parent ("Parent Common Stock"), which shall constitute the Merger consideration (the "Merger Consideration"). As of the Effective Time, shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate. In no event shall interest be paid or accrued on the Merger Consideration.

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               (d) Appraisal Rights. Notwithstanding any other provision of this
Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has timely objected to and not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal in writing for such Company Common Stock in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses its rights to appraisal, or if it is determined that such holder does not have an appraisal right, such shares of Company Common Stock shall be treated as if they had been exchanged as of the Effective Time for a right to receive the Merger Consideration in accordance with this Article II. The Company shall give Parent and Merger Sub prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable law. The Company shall not, except with prior written consent of Parent and Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

          SECTION 2.2 Fractional Interests. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests shall not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional interests, each holder of shares of Company Common Stock exchanged pursuant to Section 2.1(c) who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock then held by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Parent Common Stock multiplied by the average of the closing prices of the Parent Common Stock on the New York Stock Exchange ("NYSE") as reported on the NYSE Composite Transaction Tape for the 10 trading days immediately preceding the Closing Date.

          SECTION 2.3 Exchange of Certificates; Stock Transfer Books.

               (b) Exchange of Shares. At the Effective Time, each holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates") shall receive, upon surrender to the Surviving Corporation of one or more Certificates for cancellation, (i) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the

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provisions of Section 2.1(c), (ii) a certified or bank cashier's check in an amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of Section 2.2, after giving effect to any required tax withholdings and (iii) any dividends or distributions to which such holder is entitled to pursuant to Section 2.3(d), and the Certificate so surrendered shall forthwith be cancelled. Certificates surrendered for exchange by any Person (as defined in Section 9.5) constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged, nor shall any Person have the right to receive the Merger Consideration with respect to any share of Company Common Stock owned by such Person, until Parent has received a written agreement from such Person as provided in Section 6.7.

               (b) Transfer Taxes. If any certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to the Surviving Corporation any transfer or other Taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

               (c) Closing Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company.

               (d) Dividends and Other Distributions. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock such holder is entitled to receive until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, Parent shall cause to be paid to the Person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the Person entitled to receive such dividends or distributions be entitled to receive interest thereon.

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                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub each hereby represents and warrants to the Company as follows:

          SECTION 3.1 Organization and Qualification. Except as set forth in
Section 3. l of the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its Assets (as hereinafter defined) and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its Assets (as hereinafter defined) makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Parent Material Adverse Effect (as hereinafter defined).

          SECTION 3.2 Subsidiaries. Section 3.2 of the Parent Disclosure Schedule sets forth a description as of the date hereof of all Subsidiaries (as defined in Section 9.5) of Parent and each other corporation, partnership, limited liability company, business, trust or other Person in which Parent or any of its Subsidiaries owns, directly or indirectly, an interest in the equity (other than publicly traded securities which constitute less than 5% of the outstanding securities of such series or class) including the name of each such Person and Parent's interest therein, and, as to each Subsidiary identified as a "Material Parent Entity" in Section 3.2 of the Parent Disclosure Schedule, a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 3.2 of the Parent Disclosure Schedule, each of Parent's Subsidiaries is duly organized, validly existing and in good standing under the laws of its state or county of organization, has all requisite organizational power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its Assets and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its Assets make such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Parent Material Adverse Effect. Except as set forth in Section 3.2 of the Parent Disclosure Schedule, all of the issued and outstanding shares of capital

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stock of each Subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever ("Encumbrances") and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

          SECTION 3.3 Capitalization. The authorized capital stock of Parent consists of (i) 150,000,000 shares of Parent Common Stock, (ii) 200,000 shares of Class A Preferred Stock, without par value (the "Parent Class A Preferred Stock"), of which 70,000 shares have been designated as a series of "Class A $5 Cumulative Preferred Stock," 1,200 shares have been designated as a series of "Class A $5.65 Cumulative Preferred Stock" and 125,000 shares have been designated as a series of "Class A $8.50 Cumulative Preferred Stock" and (iii) 2,000,000 shares of Class B Preferred Stock, without par value (the "Parent Class B Preferred Stock"), of which 120,000 shares have been designated as a series of "Class B $8.30 Series Cumulative Preferred Stock" and 150,000 shares have been designated as "Class B Junior Participating Series Preferred Stock." As of the close of business on July 6, 1999, there were issued and outstanding
(i) 70,897,055 shares of Parent Common Stock, (ii) no shares of Parent Class A Preferred Stock and (iii) no shares of Parent Class B Preferred Stock. All of the issued and outstanding shares of the capital stock of Parent are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 3.3 of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment, other than (x) Parent's 8.25% Premium Equity Participating Security Units-PEPS Units ("PEPS Units") (which are exchangeable, in the aggregate, for up to 16,059,000 shares of Parent Common Stock) and (y) under the Parent Rights Agreement (as hereinafter defined). Except as set forth in Section 3.3 of the Parent Disclosure Schedule, Parent has no commitments or obligations to purchase or redeem any shares of capital stock of Parent or any of its Subsidiaries. There are no stockholder agreements, voting trusts, proxies

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or other agreements or understandings to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound relating to the voting of any shares of the capital stock of Parent or any of its Subsidiaries by any Person other than Parent or a Subsidiary of Parent. True, accurate and complete copies of the Restated Articles of Incorporation and Bylaws of Parent and the charter and bylaws or other organizational documents and operating agreements for each Subsidiary of Parent, as in effect on the date hereof, have previously been made available to the Company.

          SECTION 3.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

          (a) Authority. Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement and, subject to obtaining the Parent Stockholders' Approval (as hereinafter defined) and each of the statutory approvals listed in Section 3.4(c) (the "Parent Required Statutory Approvals"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject to obtaining the applicable Parent Stockholders' Approval. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law)). Each member of the Board of Directors of Parent and each of its executive officers has advised Parent that he or she currently intends to vote or cause to be voted all shares of Parent Common Stock owned by him or her in favor of approval of this Agreement.

          (b) Non-Contravention. Except as set forth in Section 3.4(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both),
(i) violate or conflict with any provision of the Restated Articles of Incorporation or Bylaws of Parent or similar governing documents of any of Parent's Subsidiaries, (ii) subject to obtaining the Parent Required Statutory Approvals and the Parent Stockholders' Approval, violate or conflict with any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as hereinafter defined)

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applicable to Parent or any of its Subsidiaries or any of their respective
Assets or (iii) subject to obtaining the third-party consents set forth in
Section 3.4(b) of the Parent Disclosure Schedule (the "Parent Required Consents"), violate, conflict with, or result in a breach of any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the Assets of Parent or any of its Subsidiaries pursuant to any provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its Subsidiaries is now a party or by which it or any of its Assets may be bound or affected, except, in the case of clauses (ii) and (iii), as would not, in the aggregate, have or be reasonably likely to have a Parent Material Adverse Effect.

          (c) Statutory Approvals. Except for (i) applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction, (iii) the filing of the Certificate of Merger pursuant to the DGCL, (iv) applicable filings with and approvals of the California Public Utility Commission (the "CPUC"), (v) applicable filings with and approvals of the Federal Energy Regulatory Commission (the "FERC") and (vi) any notices or filings not required to be given or made until or after the Effective Time, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for such notices, reports, filings, waivers, consents, approvals or authorizations that, if not made or obtained, would not, in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

          (d) Compliance. Except as set forth in Section 3.4(d) of the Parent Disclosure Schedule or as disclosed in the Parent SEC Reports (as hereinafter defined), neither Parent nor any of its Subsidiaries is in violation of or, to Parent's knowledge, is under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule,

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regulation, ordinance or judgment of any Governmental Authority, except for violations, investigations and charges relating to Environmental Laws (which are the subject of Section 3.10) and except for violations, investigations and charges that, in the aggregate, would not have or reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 3.4(d) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except for Environmental Permits (which are the subject of Section 3.10) and permits, licenses, franchises, authorizations, consents and approvals the failure to possess, in the aggregate, would not have or reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 3.5 Reports and Financial Statements. The filings required to be made by Parent and its Subsidiaries since January 1, 1996 under the Securities Act, the Exchange Act, the Federal Power Act (the "Power Act"), the Natural Gas Act (the "Gas Act"), the Natural Gas Policy Act (the "NGPA"), the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), or any applicable state laws, rules or regulations have been filed with the Securities and Exchange Commission (the "SEC"), the applicable public utility regulatory authorities or the FERC, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and Parent has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1996 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports (i) complied, or with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or with respect to those not yet filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "Parent Financial Statements") have been, or with respect to those not yet filed, will be prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form l0-Q of the SEC) and fairly present, or with respect to those not yet filed, will fairly present the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended,

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subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. Notwithstanding the foregoing, no representation or warranty is being made in this Section 3.5 with respect to information furnished in writing by the Company specifically for inclusion in any Parent SEC Report filed after the date hereof or with respect to any Company SEC Report (as hereinafter defined) incorporated therein by reference.

          SECTION 3.6 Absence of Certain Changes or Events; Absence of Undisclosed Liabilities. (a) Except as set forth in the Parent SEC Reports or
Section 3.6 of the Parent Disclosure Schedule, from January 1, 1999 through the date hereof each of Parent and its Subsidiaries has conducted its business in all material respects only in the ordinary course of such businesses consistent with past practice and there has not been any (i) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Parent other than (x) quarterly cash dividends of $1.25 per share in respect of the outstanding shares of the Parent Class A $5 Cumulative Preferred Stock, (y) quarterly cash dividends of $.20 per share (after giving effect to the 3-for-2 stock dividend effected by Parent as of December 31, 1998) in respect of the outstanding shares of the Parent Common Stock and (z) as of and after May 31, 1999 semi-annual distributions of up to $1.82221 per outstanding PEPS Unit payable in accordance with the terms thereof; (ii) repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other equity securities of or other ownership interests in, Parent or any of its Subsidiaries, except (x) in accordance with any of Parent's Stock Plans (as defined in Section 9.5) and (y) in connection with Parent's redemption of its Class A $5 Cumulative Preferred Stock; (iii) material change in any method of accounting or accounting practices by Parent or any of its Subsidiaries other than as required by GAAP or applicable law; or (iv) material change in Parent's business operations, condition (financial or otherwise), results of operations, assets or liabilities.

                  (b) Except as set forth in the Parent SEC Reports filed as of the date hereof, neither Parent nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) except (i) liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of Parent or reflected in the notes thereto for the 3-month period ended March 31, 1999; (ii) normal and recurring liabilities which were incurred after March 31, 1999 in the ordinary course of business consistent with past practice; or (iii) liabilities, obligations or contingencies that would not, in the aggregate, have a Parent Material Adverse Effect.

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          SECTION 3.7 Litigation; Regulatory Proceedings. Except as disclosed in the Parent SEC Reports or as set forth in Section 3.7 of the Parent Disclosure Schedule, (i) there are, as of the date hereof, no suits, actions, proceedings or, to the knowledge of Parent, claims pending or, to the knowledge of Parent, threatened, before a court or other Governmental Authority nor are there, to the knowledge of Parent, any investigations or reviews pending or threatened against, relating to or affecting Parent or any of its Subsidiaries and (ii) there are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of its Subsidiaries which, in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 3.8 Tax Matters.

               (a) Filing of Timely Tax Returns. Except as set forth in Section 3.8(a) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries have filed (or there has been filed on their behalf) all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof will be) true, complete and correct and filed on a timely basis.

               (b) Payment of Taxes. Parent and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

               (c) Tax Reserves. Except as set forth in Section 3.8(c) of the Parent Disclosure Schedule, Parent and its Subsidiaries have established (and until the Effective Time will maintain) on their books and records reserves adequate to pay all Taxes, all deficiencies in Taxes asserted or proposed against Parent or its Subsidiaries and reserves for deferred income taxes in accordance with GAAP.

               (d) Tax Liens. There are no Tax liens upon the assets of Parent or any of its Subsidiaries except liens for Taxes not yet due and payable.

               (e) Withholding Taxes. Parent and each of its Subsidiaries have complied (and until the Effective Time will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

               (f) Extensions of Time for Filing Tax Returns. Except as set forth in Section 3.8(f) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (g) Waivers of Statute of Limitations. Except as set forth in
Section 3.8(g) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

               (h) Expiration of Statute of Limitations. Except as set forth in
Section 3.8(h) of the Parent Disclosure Schedule, the statute of limitations for the assessment of all federal income and applicable state income or franchise Taxes has expired for all related Tax Returns of Parent and each of its Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof and no deficiency for any such Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries that has not been resolved and paid in full.

               (i) Audit, Administrative and Court Proceedings. Except as set forth in Section 3.8(i) of the Parent Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns.

               (j) Powers of Attorney. Except as set forth in Section 3.8(j) of the Parent Disclosure Schedule, no power of attorney currently in force has been granted by Parent or any of its Subsidiaries concerning any Tax matter.

               (k) Tax Rulings. Except as set forth in Section 3.8(k) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Effective Time. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

               (l) Availability of Tax Returns. Except as set forth in Section 3.8(l) of the Parent Disclosure Schedule, Parent and its Subsidiaries have made available to the Company complete and accurate copies of all federal income and state income or franchise Tax Returns, and any amendments thereto, filed by Parent or any of its Subsidiaries for all taxable years commencing on or after January 1, 1997. Section 3.8(l) of the Parent Disclosure Schedule sets forth all foreign, state and local jurisdictions in which Parent or any of its Subsidiaries is or has been subject to Tax and each material type of Tax payable in such jurisdiction during the taxable years ended December 31, 1998 and December 31, 1997. In addition, Parent and its Subsidiaries have made available to the Company complete and accurate copies of all audit reports received from any taxing authority relating to any Tax Return filed by Parent or any of its Subsidiaries for all taxable years commencing on or after January 1, 1995.

               (m) Tax Sharing Agreements. Except as set forth in Section 3.8(m) of the Parent Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among Parent and any of its Subsidiaries.

               (n) Code Section 341(f). Neither Parent nor any of its Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to
Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

               (o) Code Section 168. No property of Parent or any of its Subsidiaries is property that Parent or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

               (p) Code Section 481 Adjustments. Except as set forth in Section 3.8(p) of the Parent Disclosure Schedule and except for adjustments that in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Parent or any of its Subsidiaries, and to the best of the knowledge of Parent, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

               (q) Tax Attributes. Section 3.8(q) of the Parent Disclosure Schedule sets forth, with respect to Parent and its Subsidiaries: (i) the amount of and year of expiration of any net operating loss carryovers and (ii) the amount of and year of expiration of any tax credit carryovers.

               (r) Code Section 338 Elections. Except as set forth in Section 3.8(r) of the Parent Disclosure Schedule, no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to Parent or any of its Subsidiaries or any of their respective assets or properties.

               (s) Acquisition Indebtedness. Except as set forth in Section 3.8(s) of the Parent Disclosure Schedule, no indebtedness of Parent or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

               (t) Code Section 280G. Except as set forth in Section 3.8(t) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (u) Affiliated Group. Except as set forth in Section 3.8(u) of the Parent Disclosure Schedule: (i) none of Parent and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (B) has any liability for Taxes of any other Person (other than any of Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, and (ii) neither Parent nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulation Section 1.1502-13 for which any income remains unrecognized as of the close of the last taxable year prior to the Effective Time.

               (v) Tax Treatment of Merger. Parent has not taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(l)(A) or 368(a)(2)(E) of the Code.

          SECTION 3.9 Employee Matters; ERISA.

               (a) Benefit Plans. Section 3.9(a) of the Parent Disclosure Schedule contains a true and complete list of each material employee benefit plan, program or arrangement currently sponsored, maintained or contributed to by Parent or any of its Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries or for which Parent or any of its Subsidiaries may have any liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "Parent Benefit Plans"). For the purposes of this Section 3.9 only, the term "Parent" shall be deemed to include predecessors thereof.

               (b) Termination of Parent Benefit Plans; Withdrawal. All of the Parent Benefit Plans (other than any multiemployer plan, as defined in Section 3(37) of ERISA) can be terminated by Parent without incurring any material liability. Subject to any collective bargaining obligations, except as set forth in Section 3.9(b) of the Parent Disclosure Schedule, Parent and its Subsidiaries can withdraw from participation in any Parent Benefit Plan that is a multiemployer plan, without incurring any material liability.

               (c) Contributions. Except as set forth in Section 3.9(c) of the Parent Disclosure Schedule, all material contributions and other payments required to be made as of the date hereof by Parent or any of its Subsidiaries to any Parent Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been properly reflected in the Parent Financial Statements in accordance with GAAP.

               (d) Qualification; Compliance. Except as set forth in Section 3.9(d) of the Parent Disclosure Schedule, each of the Parent Benefit Plans (other than any multiemployer plan as defined in Section 3(37) of ERISA) intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of Parent, no circumstances exist that are reasonably expected by Parent to result in the revocation of any such determination. Parent is in compliance in all material respects with, and each Parent Benefit Plan (other than any multiemployer plan as defined in Section 3(37) of ERISA) is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Parent Benefit Plan (other than any multiemp1oyer plan as defined in Section 3(37) of ERISA) intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the material requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

               (e) Liabilities. With respect to the Parent Benefit Plans individually and in the aggregate, no event has occurred, and, to the best knowledge of Parent, there exists no condition or set of circumstances that is reasonably likely to subject Parent or any of its Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which Parent is a party, which liability could reasonably be expected to have a Parent Material Adverse Effect.

               (f) Welfare Plans. Except as set forth in Section 3.9(f) of the Parent Disclosure Schedule, none of the Parent Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits other than coverage mandated by applicable law or benefits the full cost of which is borne by the retiree.

               (g) Documents Made Available. Parent has made available to the Company a true and correct copy of each collective bargaining agreement to which Parent or any of its Subsidiaries is a party or under which Parent or any of its Subsidiaries has obligations and, with respect to each Parent Benefit Plan, (i) such plan and summary plan description, as applicable, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan and (v) the most recent actuarial report or valuation.

               (h) Payments Resulting from Mergers. Except as set forth in
Section 3.9(h) of the Parent Disclosure Schedule or specifically provided for herein, neither Parent nor any of its Subsidiaries is a party to any plan, agreement or arrangement pursuant to the terms of which the consummation or announcement of any transaction contemplated by this Agreement will (either alone or in connection with the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Parent or any of its Subsidiaries to any officer, employee, former employee or director thereof or to a trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Parent Benefit Plan being established or becoming accelerated, or immediately vested or payable.

          SECTION 3.10 Environmental Protection.

               (a) Compliance. Except as set forth in the Parent SEC Reports or in Section 3.10(a) of the Parent Disclosure Schedule, (i) each of Parent and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws and (ii) to the knowledge of the General Counsel and the Director of Environmental Health and Safety of Parent, neither Parent nor any of its Subsidiaries has received any unresolved written communication since January 1, 1996 from any Person or Governmental Authority that alleges that Parent or any of its Subsidiaries is not in such compliance with applicable Environmental Laws.

               (b) Environmental Permits. Except as set forth in the Parent SEC Reports or as set forth in Section 3.10(b) of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has obtained or has applied for all material environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Parent and its Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

               (c) Environmental Claims. Except as set forth in the Parent SEC Reports or as set forth in Section 3.10(c) of the Parent Disclosure Schedule (i) as of the date hereof there is no Environmental Claim pending (x) against Parent or any of its Subsidiaries, (y) to Parent's knowledge, against any Person whose liability for any Environmental Claim Parent or any of its Subsidiaries has retained or assumed contractually or (z) against any real or personal property or operations which Parent or any of its Subsidiaries owns, leases or manages, in whole or in part, and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents which could reasonably be expected to form the basis of any such Environmental Claim except as would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (d) Releases. Except as set forth in the Parent SEC Reports or as set forth in Section 3.10(c) or Section 3.10(d) of the Parent Disclosure Schedule, as of the date hereof there have been no Releases of any Hazardous Substances that would be reasonably likely to form the basis of any Environmental Claim against Parent or any of its Subsidiaries, or to Parent's knowledge against any Person whose liability for any Environmental Claim Parent or any of its Subsidiaries has retained or assumed contractually, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (e) Predecessors. Except as set forth in the Parent SEC Reports or as set forth in Section 3.10(e) of the Parent Disclosure Schedule and, to Parent's knowledge, with respect to any predecessor of Parent or any Subsidiary of Parent, there is no Environmental Claim pending or, to Parent's knowledge, threatened, nor any Release of Hazardous Substances that would be reasonably likely to form the basis of any Environmental Claim, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (f) Disclosure. Parent has made available to the Company all material documents which Parent reasonably believes provide the basis for (i) the cost of Parent pollution control equipment currently required or known to be required in the future; (ii) current Parent remediation costs or Parent remediation costs known or suspected to be required in the future; or (iii) any other environmental matter affecting Parent, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (g) Cost Estimates. No environmental matter set forth in the Parent SEC Reports or the Parent Disclosure Schedule could reasonably be expected to substantially differ from the cost or recovery estimates provided in the Parent SEC Reports or the Parent Disclosure Schedules, as the case may be.

               (h) Reports. Each of Parent and its Subsidiaries has made available to the Company true, complete and correct summaries or copies of all environmental audits, assessments or investigations, which (i) have been conducted by or on behalf of Parent or any of its Subsidiaries since January l, 1996 and (ii) are available to, or in the possession of, Parent or any of its Subsidiaries on any currently or formerly owned, leased or operated property.

               (i) Release. Except as set forth in Section 3.10(i) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has released any party from any material claim under any Environmental Law or waived any rights against any other party under any Environmental Law, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (j) Prior Indemnification Agreements. Except as set forth in
Section 3.10(j) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has entered into any material agreement that may require Parent or any of its Subsidiaries to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person for or against any Environmental Claim, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (k)  Definitions.

                    (i) "Cleanup" means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment; (2) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment.

                    (ii) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Substances at any location, whether or not now or formerly owned, operated, leased or managed by the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as applicable; (b) circumstances forming the basis of any violation or alleged violation of, or responsibility or alleged responsibility under, any Environmental Law; or (c) any and all claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Substances.

                    (iii) "Environmental Laws" means all federal, state, local and foreign laws, rules, regulations, statutes, common law, ordinances, policies or directives relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Substances and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

                    (iv) "Hazardous Substances" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls;
(B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as applicable, operates.

                    (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

          SECTION 3.11  Regulation.

               (a) Parent is regulated as a local distribution company or public utility by the States of Colorado, Wyoming and Nebraska and as a pipeline or gatherer by the States of Oklahoma, Montana, New Mexico, Colorado, Wyoming, Texas, Kansas and Utah and by no other state and is a "public utility company" and a "gas utility company" under the 1935 Act. Except as set forth in Section 3.11(a) of the Parent Disclosure Schedule, neither Parent (except as aforesaid) nor any of its Subsidiaries is subject to regulation as a local distribution company, pipeline, gatherer, storage provider or public utility or public service company (or similar designation) by any other state in the United States or any foreign country, is a "holding company," "gas utility company," "electric utility company," "public utility company" or an "affiliate" of any "public utility company" (other than Parent) or "holding company" as defined under the 1935 Act or the holder of an authorization or certificate issued under Section 3 or Section 7 of the Gas Act.

               (b) Parent holds no assets in its own name subject to the jurisdiction of the United States under Section 7(c) of the Gas Act. Section 3.11(b) of the Parent Disclosure Schedule sets forth all of Parent's direct and indirect interests in electrical generation assets. Each of the foregoing electric generation assets sells all of its electric generating output pursuant to contracts under, and is defined as, a qualifying facility pursuant to the Public Utilities Regulatory Policy Act of 1978 ("PURPA"). Parent has no direct or indirect control or ownership of electric transmission facilities.

          SECTION 3.12 Vote Required.

               (a) The approval of the issuance of shares of Parent Common Stock pursuant to the Merger by the affirmative vote of a majority of the votes cast by holders of Parent Common Stock, provided that the total vote cast represents over 50% in interest of all securities entitled to vote on the matter, is the only vote of the holders of any class or series of the capital stock of Parent required to approve the issuance of shares of Parent Common Stock pursuant to the Merger, this Agreement or the consummation of the transactions contemplated hereby (the "Parent Stockholders' Approval"), except that approval of the amendment to Parent's Restated Articles of Incorporation to effect the Parent Name Change (as hereinafter defined) requires the affirmative vote of a majority of the votes entitled to be cast by all holders of Parent Common Stock. Other than as set forth herein, no other vote by the stockholders of Parent (or of any holders of an equity interest in any Subsidiary of Parent, other than Merger
Sub) is required to approve this Agreement, the Merger or consummation of the transactions contemplated hereby.

               (b) The Board of Directors of Parent has (i) unanimously approved this Agreement in accordance with the General Corporation Code of Kansas (the "KGCC"), (ii) determined that the issuance of the Merger Consideration is fair to, and in the best interests of, the holders of the capital stock of Parent, and (iii) subject to Section 6.2, resolved to recommend the issuance of shares of Parent Common Stock pursuant to the Merger to such holders for approval.

               (c) Prior to the date hereof, the Board of Directors of Parent has approved this Agreement, the Merger, the issuance of shares of Parent Common Stock pursuant to the Merger and the other transactions contemplated hereby (including the Parent Name Change), and such approval is sufficient to render inapplicable to the issuance of the Merger Consideration and any of such other transactions the provisions of Sections 17-12,100 through 17-12,104 of the KGCC and Sections 17-1286 through 17-1298 of the KGCC. To Parent's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the issuance of the Merger Consideration or any of the transactions contemplated hereby and no provision of the Restated Articles of Incorporation or Bylaws of Parent or the charter, bylaws or other organizational document of any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of the holders of Company

Common Stock to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of capital stock of Parent that may be acquired or controlled by the holders of Company Common Stock as contemplated by this Agreement.

               (d) The Board of Directors of Merger Sub has unanimously approved this Agreement, the transactions contemplated hereby and the Merger in accordance with the DGCL. Parent, as the sole stockholder of Merger Sub, has approved this Agreement, the transactions contemplated hereby and the Merger in accordance with the DGCL.

          SECTION 3.13 Opinions of Financial Advisors. Parent has received the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and of Petrie Parkman & Co., Inc. (together, the "Parent Financial Advisors"), dated July 8, 1999, to the effect that, as of such date, the Exchange Ratio is fair to Parent from a financial point of view. Parent has been authorized by the Parent Financial Advisors to permit (or reference thereto) the inclusion of such fairness opinions in the Form S-4 (as hereinafter defined) and the Joint Proxy Statement (as hereinafter defined).

          SECTION 3.14 Insurance. Except as set forth in Section 3.14 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries is, and has been continuously since January 1, 1996, insured with financially responsible insurers or under other financially responsible arrangements in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Parent and its Subsidiaries during such time period. Neither Parent nor its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Parent or its Subsidiaries. The insurance policies of Parent and each of its Subsidiaries are valid and enforceable policies in all material respects.

          SECTION 3.15 Parent Rights Agreement. Parent has delivered to the Company a true and complete copy of the Rights Agreement, dated as of August 21, 1995, between Parent and First Chicago Trust Company of New York, as successor Rights Agent, as amended by Amendment No. 1 to Rights Agreement, dated as of September 8, 1998 (the "Parent Rights Agreement"), as in effect on the date hereof. Prior to the Effective Time, Parent will have taken all necessary action to amend the Parent Rights Agreement so that neither the execution of this Agreement nor the consummation of the Merger and the other transactions contemplated hereby (including the issuance of the Merger Consideration) will
(a) cause the Parent Rights to become exercisable, (b) cause any holder of Company Common Stock immediately prior to the Effective Time to become an Acquiring Person (as such term is defined in the Parent Rights Agreement) or (c) give rise to a Distribution Date or a Shares Acquisition Date (as those terms are defined in the Parent Rights Agreement).

          SECTION 3.16 Brokers. No broker, finder or investment banker (other than the Parent Financial Advisors) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore furnished to the Company a complete and correct copy of all agreements between Parent and the Parent Financial Advisors pursuant to which such firm would be entitled to any payment relating to the Merger.

          SECTION 3.17 No Agreements to Sell Parent or Its Assets. Except as set forth in Section 3.17 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other Person to sell any material portion of the Assets of Parent or any of its Subsidiaries, to sell any material portion of the capital stock or other ownership interests of Parent or any of its Subsidiaries (other than (x) pursuant to the exercise of any Stock Rights granted under any of Parent's Stock Plans, (y) the Thermo Agreements (as defined in Section 9.5) or (z) upon exchange of the PEPS Units), or to effect any merger, consolidation or other reorganization of Parent or any of its Subsidiaries or to enter into any agreement with respect thereto. Since January 30, 1999, Parent has executed no confidentiality agreement with any Person in connection with its consideration of acquiring all or a substantial part of the Assets or capital stock of Parent or any of its Subsidiaries.

          SECTION 3.18 Assets. Except as set forth in Section 3.18 of the Parent Disclosure Schedule or except as would not, in the aggregate, have or be reasonably likely to have a Parent Material Adverse Effect, Parent and its Subsidiaries have good and marketable or, with respect to Assets located in the State of Texas, defensible title to or a valid leasehold estate in or a valid right to use all of the material Assets (other than easements and rights of way which are the subject of Section 3.23) reflected on Parent's balance sheet at March 31, 1999 (except for Assets subsequently sold in the ordinary course of business consistent with past practice). All of such Assets are free and clear of all Encumbrances (other than Permitted Encumbrances) and have been maintained in reasonable operating condition and repair, subject to ordinary wear and tear.

         SECTION 3.19 Contracts and Commitments.  As of the date hereof, Section
3.19 of the Parent Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements (including, without limitation, intercompany contracts) ("Parent Contracts") of the following categories to which Parent or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

               (a) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of Parent, and all severance, change in control or similar arrangements with any officers, employees or agents of Parent that will result in any obligation (absolute or contingent) of Parent or any of its Subsidiaries to make any payment to any officers, employees or agents of Parent following the consummation of the transactions contemplated hereby or termination or change of terms and conditions of employment;

               (b) collective bargaining agreements;

               (c) (i) all gas sales and purchase Parent Contracts that are not cancellable or otherwise terminable on or prior to June 30, 2000 and that have volumes greater than 5,000 MMBtu/day and all firm transportation and storage Parent Contracts related to the commodity marketing or Texas intrastate gas marketing operations of Parent, (ii) gathering Parent Contracts in excess of $2.0 million annually, (iii) gas purchases for plant shrink and fuel in excess of $6.0 million annually, (iv) liquid hydrocarbon purchases for purposes of resale in excess of $4.0 million annually, (v) gas sales at plant outlets in excess of $6.0 million annually, (vi) liquid hydrocarbon sales in excess of $6.0 million annually, (vii) processing agreements in excess of $2.0 million annually, (viii) Natural Gas Pipeline transportation contracts in excess of $2.4 million annually, (ix) Natural Gas Pipeline storage and balancing contracts in excess of $2.4 million annually, (x) the 10 largest KN Interstate transportation and/or storage Parent Contracts (measured by combined annual revenue), (xi) all Mid-Con Texas Pipeline Contracts with Houston Lighting & Power, (xii) all Mid-Con Texas Pipeline Contracts with Entex, (xiii) the 10 largest Mid-Con Texas Pipeline end use sales contracts (measured by annual revenue), (xiv) all West Texas System Contracts with Energas, (xv) all West Texas System Contracts with Southwest Public Service, (xvi) all West Texas System Contracts with Texas Utilities, (xvii) the 10 largest remaining West Texas System end use sales Contracts (measured by annual revenue), (xviii) all Rocky Mountain Natural and Northern Gas Company Contracts with Parent's retail gas divisions, (xix) the 10 largest regulated utility franchise agreements (measured by annual revenue),
(xx) "qualifying facilities" (as defined under PURPA) Contracts for plant outlet power sales, and (xxi) all en-able and Orcom Contracts for services which are not cancellable or otherwise terminable on or prior to December 31, 1999;

               (d) Parent Contracts for the purchase of inventory which are not cancellable (without material penalty, cost or other liability) within one year

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and, other than Parent Contracts described elsewhere in this Section 3.19, other
Parent Contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $1,000,000 which are not cancellable (without material penalty, cost or other liability) within 90 days;

               (e) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments providing for the lending of money, whether as borrower, lender or guarantor, in excess of $1,000,000;

               (f) Parent Contracts containing covenants limiting the freedom of Parent or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location, including, without limitation, any preferential rights granted to third parties;

               (g) any Parent Contract pending for the acquisition or disposition, directly or indirectly (by merger or otherwise) of material Assets (other than inventory) or capital stock of any Person (including, without limitation, Parent or any of its Subsidiaries); and

               (h) other than Parent Contracts described elsewhere in this
Section 3.19 or Parent Contracts which may be omitted pursuant to the specific size limitations set forth in other provisions of this Section 3.19, Parent Contracts between Parent and any of its wholly-owned Subsidiaries, on one hand, and any Subsidiary of Parent which is not wholly-owned, directly or indirectly, by Parent, on the other hand.

               True copies of the written Parent Contracts identified in Section
3.19 of the Parent Disclosure Schedule (except as to the Parent Contracts identified in Section 3.19(c), true copies of only those Parent Contracts which are material as to one or more of the categories listed in Section 3.19(c)), or with respect to the Natural Gas Pipeline Transportation and Storage Contracts, true summaries of all material terms, have been delivered or made available to the Company. Promptly after the date of this Agreement, Parent shall use its reasonable best efforts to obtain all required consents to deliver or make available the Natural Gas Pipeline Transportation and Storage Contracts to the Company and, upon obtaining such consents, shall deliver or make available to the Company all of the Natural Gas Pipeline Transportation and Storage Contracts.

          SECTION 3.20 Absence of Breaches or Defaults. Except as set forth in
Section 3.20 of the Parent Disclosure Schedule, (i) neither Parent nor any of its Subsidiaries is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation of), any term, condition or provision of its respective charter, bylaws or other governing documents and (ii) neither Parent nor any of its Subsidiaries is and, to the knowledge of Parent, no other party is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation of), any term, condition or provision of any Parent Contract identified on Section 3.19 of the Parent Disclosure Schedule except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Parent Material Adverse Effect; provided that any defaults, breaches, violations or events with respect to those Parent Contracts referred to in Section 3.19(e) shall be scheduled without regard to any Parent Material Adverse Effect. Other than contracts which have terminated or expired in accordance with their terms, each of the Parent Contracts identified on Section 3.19 of the Parent Disclosure Schedule is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect. To the knowledge of Parent, no event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting Parent or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any indebtedness affecting Parent or any of its Subsidiaries, except as set forth in Section 3.20 of the Parent Disclosure Schedule.

          SECTION 3.21 Labor Matters.

               (a) Section 3.21(a) of the Parent Disclosure Schedule contains a complete list of all organizations representing the employees of Parent or any of its Subsidiaries. As of the date hereof, there is no strike or work stoppage, pending or, to the knowledge of Parent, threatened, which involves any employees of Parent or any of its Subsidiaries.

               (b) Section 3.21(b) of the Parent Disclosure Schedule contains as of the date hereof (i) a list of all material unfair employment or labor practice charges which are presently pending which, to the knowledge of Parent, have been filed with any Governmental Authority by or on behalf of any employee against Parent or any of its Subsidiaries and (ii) a list of all material employment-related litigation, including, without limitation, arbitrations or administrative proceedings which are presently pending, filed by or on behalf of any former, current or prospective employee against Parent or any of its Subsidiaries.

               (c) Except as described in Sections 3.21(a) and (b) of the Parent Disclosure Schedule, there are not presently pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries any claims by any Governmental Authority, labor organization, or any former, current or prospective employee alleging that Parent or any such employer has violated any applicable laws respecting employment practices, except where such claims would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          SECTION 3.22 Affiliate Transactions. Except as set forth in the Parent SEC Reports and Schedule 3.22 of the Parent Disclosure Schedule, from December 31, 1998 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings (and no such arrangements are pending) between Parent or any of its Subsidiaries, on the one hand, and affiliates of Parent or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          SECTION 3.23 Easements. The businesses of Parent and each of its Subsidiaries are being operated in a manner which does not violate (in any manner which would, or which would be reasonably likely to, have a Parent Material Adverse Effect) the terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property (collectively, "Easements") used by Parent and each of its Subsidiaries in such businesses. All Easements are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business, except where the failure of any such Easement to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would have a Parent Material Adverse Effect. There are no special gaps in the Easements which would impair the conduct of such businesses in a manner which would, or which would be reasonably likely to, have a Parent Material Adverse Effect, and no part of the pipelines, equipment and other tangible personal property used in connection with Parent's pipeline operations is located on property which is not owned in fee by Parent or a Subsidiary or subject to an Easement in favor of Parent or a Subsidiary, where the failure of such pipelines, equipment or assets to be so located would have a Parent Material Adverse Effect. As of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened actions against any Easements which are reasonably likely to have a Parent Material Adverse Effect.

          SECTION 3.24 Commodity Price Exposure. The Risk Management Committee of Parent has established risk parameters, limits and guidelines in compliance with the risk management policy approved by Parent's Board of Directors which parameters, limits and guidelines have been previously provided to the Company (the "Parent Trading Guidelines") to restrict the level of risk that Parent and its Subsidiaries are authorized to take with respect to the net position resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments (the "Net Parent Position") and monitors the compliance by Parent and its Subsidiaries with such risk parameters. As of the date hereof, (i) the Net Parent Position is within the risk parameters which are set forth in the Parent Trading Guidelines and (ii) the exposure of Parent and its Subsidiaries with respect to their net position resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments is not material to Parent and its Subsidiaries taken as a whole. Except as previously disclosed in writing to the Company, as of the date hereof, neither Parent nor any of its Subsidiaries is a party to any agreement for (x) the purchase, sale, transportation, storage of petroleum, petroleum products, natural gas, natural gas liquids, electricity, or other energy products which would result in a loss or have a negative value in excess of $5.0 million when marked to market in accordance with generally recognized mark to market accounting policies that have been discussed and agreed to by the parties or (y) for the processing of natural gas and natural gas liquids which would result in a loss in excess of $2.0 million when valued at market prices as of the date hereof.

          SECTION 3.25 Year 2000. All Software and hardware systems currently utilized by Parent and its Subsidiaries and material to the operation of their respective businesses are capable of providing or are being adapted or replaced to provide on or before December 31, 1999 accurate results using data having date ranges spanning the twentieth and twenty-first centuries, except where the failure to provide such accurate results is not reasonably expected to have a Parent Material Adverse Effect.

          SECTION 3.26 Intellectual Property and Software.

               (a) Parent and its Subsidiaries have used commercially reasonable measures to protect the confidentiality of the material trade secrets used in connection with its business. To Parent's knowledge, no material Intellectual Property or Software used in connection with its businesses has been improperly used, improperly divulged or misappropriated by Parent or any other Person. As of the date hereof, neither Parent nor any of its Subsidiaries has made in the past three years any claim in writing which remains unresolved of a violation, infringement, misuse or misappropriation by others of rights of Parent and its Subsidiaries to or in connection with any material Intellectual Property used in connection with its business. There is no pending or, to the knowledge of Parent, threatened claim by any third person of a violation, infringement, misuse or misappropriation by any of Parent or any of its Subsidiaries of any Intellectual Property or Software owned by any third person, or of the invalidity of any patent used in connection with its business, that would, individually or in the aggregate, have a Parent Material Adverse Effect. No trade secret, formula, process, invention, design, know-how or other information considered material, confidential or proprietary to Parent or any of its Subsidiaries has been disclosed or authorized to be disclosed except in the ordinary course of business or pursuant to any obligation of confidentiality binding on the recipient.

               (b) "Intellectual Property" means intellectual and similar property of every kind and nature relating to, used or necessary in the operation of the business of a Person and each of its Subsidiaries, including, without limitation, all U.S. and foreign patents and patent applications, divisions, continuations or continuations-in-part, extensions, reissues or substitutions of any of the foregoing, all U.S. and foreign trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, all registrations and recordings thereof and all extensions and renewals thereof together with all goodwill symbolized thereby or associated therewith, copyrights, U.S. and foreign copyright registrations, renewals and applications, technology, trade secrets and other confidential information, know how, confidential or proprietary technical and business information, proprietary processes, formulae, algorithms, models and methodologies, licenses and rights with respect to the intellectual property, agreements, computer programs, databases and compilations (and all descriptions, flow-charts, documentation and other work product related to the foregoing) and all other proprietary rights.

          SECTION 3.27 Form S-4 and Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Parent or any of its Subsidiaries for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Merger Consideration (the "Form S-4") will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement in definitive form relating to the meeting of Parent's stockholders and the Company's stockholders to be held in connection with the issuance of the Merger Consideration (the "Joint Proxy Statement") will, at the date mailed to stockholders of Parent and the Company and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Parent or any of its Subsidiaries, or with respect to any information supplied by Parent for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement, shall occur which is required to be described in an amendment or supplement to, the Form S-4 or the Joint Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent entitled to vote at the meeting of Parent's stockholders to which the Joint Proxy Statement applies and to the holders of the Company Common Stock entitled to vote at the meeting of the Company's stockholders to which the Joint Proxy Statement applies. The Form S-4 and the Joint Proxy Statement, to the extent either relates to Parent and its Subsidiaries, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Merger Sub as follows:

          SECTION 4.1 Organization and Qualification. Except as set forth in
Section 4. l of the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its Assets and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its Assets makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Company Material Adverse Effect.

          SECTION 4.2 Subsidiaries. Section 4.2 of the Company Disclosure Schedule sets forth a description as of the date hereof of all Subsidiaries of the Company and each other corporation, partnership, limited liability company,

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
business, trust or other Person in which the Company or any of its Subsidiaries owns, directly or indirectly, an interest in the equity (other than publicly traded securities which constitute less than 5% of the outstanding securities of such series or class) including the name of each such Person and the Company's interest therein, and, as to each Subsidiary identified as a "Material Company Entity" in Section 4.2 of the Company Disclosure Schedule, a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 4.2 of the Company Disclosure Schedule, each of Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of its state of organization, has all requisite organizational power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its Assets and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its Assets make such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Company Material Adverse Effect. Except as set forth in Section 4.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by the Company free and clear of any Encumbrances and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

          SECTION 4.3 Capitalization. The authorized capital stock of the Company consists of (i) 25,000 shares of Class A Common Stock, par value $0.01, of which, as of the date hereof, 8,047 shares are issued and outstanding and
(ii) 25,000 shares of Class B Common Stock, par value $0.01, of which, as of the date hereof, 2,541 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Section 4.3 of the Company Disclosure Schedule sets forth a list of holders of Company Common Stock and the number of shares held by each holder. As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the

Company or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment other than the conversion of the Company's Class B Common Stock under the Company's Restated Certificate of Incorporation. Except as set forth in Section 4.3 of the Company Disclosure Schedule, the Company has no commitments or obligations to purchase or redeem any shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 4.3 of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the voting of any shares of the capital stock of the Company or any of its Subsidiaries by any Person other than the Company or a Subsidiary of the Company. True, accurate and complete copies of the Restated Certificate of Incorporation and Bylaws of the Company, the charter and bylaws or other organizational documents and operating agreements for each Subsidiary of the Company and all shareholder, partnership or similar agreements to which the Company or any of its Subsidiaries is a party, as in effect on the date hereof, have previously been delivered to Parent.

          SECTION 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

               (a) Authority. The Company has all requisite power and authority to enter into this Agreement and, subject to obtaining the Company Stockholders' Approval (as hereinafter defined) and each of the statutory approvals listed in
Section 4.4(c) (the "Company Required Statutory Approvals"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the applicable Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law)).

               (b) Non-Contravention. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both), (i) violate or conflict with any provision of the Restated Certificate of Incorporation or Bylaws of the Company or similar governing documents of any of the Company's Subsidiaries, (ii) subject to obtaining the Company Required Statutory Approvals and the Company Stockholders' Approval, violate or conflict with any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective Assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the Company Disclosure Schedule (the "Company Required Consents"), violate, conflict with, or result in a breach of any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the Assets of the Company or any of its Subsidiaries pursuant to any provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which it or any of its Assets may be bound or affected, except, in the case of clauses (ii) and (iii), as would not, in the aggregate, have or be reasonably likely to have a Company Material Adverse Effect.

               (c) Statutory Approvals. Except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act or "Blue Sky Laws," (ii) the pre-merger notification requirements of the HSR Act or filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction,
(iii) the filing of the Certificate of Merger pursuant to the DGCL, (iv) applicable filings with and approvals by the CPUC, (v) applicable filings with and approvals of the FERC and (vi) any notices or filings not required to be given or made until or after the Effective Time, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such notices, reports, filings, waivers, consents, approvals or authorizations that, if not made or obtained, would not, in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

               (d) Compliance. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule or as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries is in violation of or, to the Company's knowledge, is under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any Governmental Authority, except for violations, investigations and charges relating to Environmental Laws (which are the subject of Section 4.11) and except for violations, investigations and charges that, in the aggregate, would not have or reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except for Environmental Permits (which are the subject of Section 4.11) and permits, licenses, franchises, authorizations, consents and approvals the failure to possess, in the aggregate, would not have or reasonably be expected to have a Company Material Adverse Effect.

          SECTION 4.5 Reports and Financial Statements. The filings required to be made by the Company and its Subsidiaries since February 14, 1997 under the Securities Act, the Exchange Act, the Interstate Commerce Act or any applicable state laws, rules or regulations have been filed with the SEC, the applicable public utility regulatory authorities or the FERC, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and the Company has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement (including, but not limited to the Company's Amendment No. 1 to Registration Statement on Form S-1, as filed with the SEC on June 18, 1999 (Registration No. 333-78165)) and definitive proxy statement filed by Company or any of its Subsidiaries with the SEC since February 14, 1997 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports (i) complied, or with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and
(ii) did not, or with respect to those not yet filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been, or with respect to those not yet filed, will be prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form l0-Q of the SEC) and fairly present, or with respect to those not yet filed, will fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. Notwithstanding the foregoing, no representation or warranty is being made in this Section 4.5 with respect to information furnished in writing by Parent specifically for inclusion in any Company SEC Report filed after the date hereof or with respect to any Parent SEC Report incorporated therein by reference.

          SECTION 4.6 Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

               (a) Except as set forth in the Company SEC Reports or Section 4.6 of the Company Disclosure Schedule, from January 1, 1999 through the date hereof each of the Company and its Subsidiaries has conducted its business in all material respects only in the ordinary course of such businesses consistent with past practice and there has not been any (i) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; (ii) repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other equity securities of or other ownership interests in, the Company or any of its Subsidiaries, except in accordance with the Stock Plans; (iii) material change in any method of accounting or accounting practices by the Company or any of its Subsidiaries other than as required by GAAP or applicable law; or (iv) material change in the Company's business operations, condition (financial or otherwise), results of operations, assets or liabilities.

               (b) Except as set forth in the Company SEC Reports filed as of the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) except (i) liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of the Company or reflected in the notes thereto for the 3-month period ended March 31, 1999; (ii) normal and recurring liabilities which were incurred after March 31, 1999 in the ordinary course of business consistent with past practice; or (iii) liabilities, obligations or contingencies that would not, in the aggregate, have a Company Material Adverse Effect.

          SECTION 4.7 Litigation; Regulatory Proceedings. Except as disclosed in the Company SEC Reports or as set forth in Section 4.7 of the Company Disclosure Schedule, (i) there are as of the date hereof no suits, actions, proceedings or, to the knowledge of the Company, claims pending or, to the knowledge of the Company, threatened, before a court or other Governmental Authority nor are there, to the knowledge of the Company, any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its Subsidiaries and (ii) there are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its Subsidiaries which, in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

          SECTION 4.8 Form S-4 and Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Joint Proxy Statement will, at the date mailed to stockholders of Parent and the Company and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to the Company or any of its Subsidiaries, or with respect to any information supplied by the Company for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement, shall occur which is required to be described in an amendment or supplement to, the Form S-4 or the Joint Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent entitled to vote at the meeting of Parent's stockholders to which the Joint Proxy Statement applies and to the holders of the Company Common Stock entitled to vote at the meeting of the Company's stockholders to which the Joint Proxy Statement applies. The Joint Proxy Statement, to the extent it relates to the Company, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          SECTION 4.9 Tax Matters.

               (a) Filing of Timely Tax Returns. Except as set forth in Section 4.9(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have filed (or there has been filed on their behalf) all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof will be) true, complete and correct and filed on a timely basis.

               (b) Payment of Taxes. The Company and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

               (c) Tax Reserves. Except as set forth in Section 4.9(c) of the Company Disclosure Schedule, the Company and its Subsidiaries have established (and until the Effective Time will maintain) on their books and records reserves adequate to pay all Taxes, all deficiencies in Taxes asserted or proposed against the Company or its Subsidiaries and reserves for deferred income taxes in accordance with GAAP.

               (d) Tax Liens. There are no Tax liens upon the Assets of the Company or any of its Subsidiaries except liens for Taxes not yet due and payable.

               (e) Withholding Taxes. The Company and each of its Subsidiaries have complied (and until the Effective Time will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

               (f) Extensions of Time for Filing Tax Returns. Except as set forth in Section 4.9(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (g) Waivers of Statute of Limitations. Except as set forth in
Section 4.9(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

               (h) Expiration of Statute of Limitations. Except as set forth in
Section 4.9(h) of the Company Disclosure Schedule, the statute of limitations for the assessment of all federal income and applicable state income or franchise Taxes has expired for all related Tax Returns of the Company and each of its Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof and no deficiency for any such Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries that has not been resolved and paid in full.

               (i) Audit, Administrative and Court Proceedings. Except as set forth in Section 4.9(i) of the Company Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns.

               (j) Powers of Attorney. Except as set forth in Section 4.9(j) of the Company Disclosure Schedule, no power of attorney currently in force has been granted by the Company or any of its Subsidiaries concerning any Tax matter.

               (k) Tax Rulings. Except as set forth in Section 4.9(k) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Effective Time.

               (l) Availability of Tax Returns. Except as set forth in Section 4.9(l) of the Company Disclosure Schedule, the Company and its Subsidiaries have made available to Parent complete and accurate copies of all federal income and state income or franchise Tax Returns, and any amendments thereto, filed by the Company or any of its Subsidiaries for all taxable years commencing on or after January 1, 1997. Section 4.9(l) of the Company Disclosure Schedule sets forth all foreign, state and local jurisdictions in which the Company or any of its Subsidiaries is or has been subject to Tax and each material type of Tax payable in such jurisdiction during the taxable years ended December 31, 1998 and December 31, 1997. In addition, the Company and its Subsidiaries have made available to Parent complete and accurate copies of all audit reports received by the Company or any of its Subsidiaries on or after February 14, 1997 from any taxing authority relating to any Tax Return filed by the Company or any of its Subsidiaries for all taxable years commencing on or after January 1, 1995.

               (m) Tax Sharing Agreements. Except as set forth in Section 4.9(m) of the Company Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among the Company and any of its Subsidiaries.

               (n) Code Section 341(f). Neither the Company nor any of its Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to

Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

               (o) Code Section 168. No property of the Company or any of its Subsidiaries is property that the Company or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

               (p) Code Section 481 Adjustments. Except as set forth in Section 4.9(p) of the Company Disclosure Schedule and except for adjustments that in the aggregate could not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and to the best of the knowledge of the Company, the IRS has not proposed any such adjustment or change in accounting method.

               (q) Tax Attributes. Section 4.9(q) of the Company Disclosure Schedule sets forth, with respect to the Company and its Subsidiaries: (i) the amount of and year of expiration of any net operating loss carryovers and (ii) the amount of and year of expiration of any tax credit carryovers.

               (r) Code Section 338 Elections. Except as set forth in Section 4.9(r) of the Company Disclosure Schedule, no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to the Company or any of its Subsidiaries or any of their respective assets or properties.

               (s) Acquisition Indebtedness. Except as set forth in Section 4.9(s) of the Company Disclosure Schedule, no indebtedness of the Company or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

               (t) Code Section 280G. Except as set forth in Section 4.9(t) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (u) Affiliated Group. Except as set forth in Section 4.9(u) of the Company Disclosure Schedule: (i) none of the Company and its Subsidiaries
(A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for Taxes of any other Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, and (ii) neither the Company nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulation Section 1.1502-13 for which any income remains unrecognized as of the close of the last taxable year prior to the Effective Time.

               (v) Tax Treatment of Merger. The Company has not taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or Merger Sub or any of their respective affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(l)(A) or 368(a)(2)(E) of the Code.

          SECTION 4.10 Employee Matters; ERISA.

               (a) Benefit Plans. Section 4.10(a) of the Company Disclosure Schedule contains a true and complete list of each material employee benefit plan, program or arrangement currently sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries or for which the Company or any of its Subsidiaries may have any liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "Company Benefit Plans"). For the purposes of this Section
4.10 only, the term "Company" shall be deemed to include predecessors thereof.

               (b) Termination of Company Benefit Plans; Withdrawal. All of the Company Benefit Plans (other than any multiemployer plan, as defined in Section 3(37) of ERISA) can be terminated by the Company without incurring any material liability. Subject to any collective bargaining obligations, except as set forth in Section 4.10(a) of the Company Disclosure Schedule, the Company and its Subsidiaries can withdraw from participation in any Company Benefit Plan that is a multiemployer plan, without incurring any material liability.

               (c) Contributions. Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, all material contributions and other payments required to be made as of date hereof by the Company or any of its Subsidiaries to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been properly reflected in the Company Financial Statements in accordance with GAAP.

               (d) Qualification; Compliance. Except as set forth in Section 4.10(d) of the Company Disclosure Schedule, each of the Company Benefit Plans (other than any multiemployer plan as defined in Section 3(37) of ERISA) intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of the Company, no circumstances exist that are reasonably expected by the Company to result in the revocation of any such determination. The Company is in compliance in all material respects with, and each Company Benefit Plan (other than any multiemployer plan as defined in Section 3(37) of ERISA) is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Company Benefit Plan (other than any multiemp1oyer plan as defined in Section 3(37) of ERISA) intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the material requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

               (e) Liabilities. With respect to the Company Benefit Plans individually and in the aggregate, no event has occurred, and, to the best knowledge of the Company, there exists no condition or set of circumstances that is reasonably likely to subject the Company or any of its Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the PBGC, or under any indemnity agreement to which the Company is a party, which liability could reasonably be expected to have a Company Material Adverse Effect.

               (f) Welfare Plans. Except as set forth in Section 4.10(f) of the Company Disclosure Schedule, none of the Company Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits other than coverage mandated by applicable law or benefits the full cost of which is borne by the retiree.

               (g) Documents Made Available. The Company has made available to Parent a true and correct copy of each collective bargaining agreement to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has obligations and, with respect to each Company Benefit Plan, (i) such plan and summary plan description, as applicable, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan and
(v) the most recent actuarial report or valuation.

               (h) Payments Resulting from Mergers. Except as set forth in
Section 4.10(h) of the Company Disclosure Schedule or specifically provided for herein, neither the Company nor any of its Subsidiaries is a party to any plan, agreement or arrangement pursuant to the terms of which the consummation or announcement of any transaction contemplated by this Agreement will (either alone or in connection with the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer, employee, former employee or director thereof or to a trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Company Benefit Plan being established or becoming accelerated, or immediately vested or payable.

          SECTION 4.11 Environmental Protection.

               (a) Compliance. Except as set forth in the Company SEC Reports or in Section 4.11(a) of the Company Disclosure Schedule, (i) each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws and (ii) to the knowledge of the Vice President - Environmental of Kinder Morgan Energy Partners, L.P., neither the Company nor any of its Subsidiaries has received any unresolved written communication since January 1, 1996 from any Person or Governmental Authority that alleges that the Company or any of its Subsidiaries is not in such compliance with applicable Environmental Laws.

               (b) Environmental Permits. Except as set forth in the Company SEC Reports or as set forth in Section 2.11(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has obtained or has applied for all material Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

               (c) Environmental Claims. Except as set forth in the Company SEC Reports or as set forth in Section 4.11(c) of the Company Disclosure Schedule
(i) as of the date hereof there is no Environmental Claim pending (x) against the Company or any of its Subsidiaries, (y) to the Company's knowledge, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed contractually or (z) against any real or personal property or operations which the Company or any of its Subsidiaries owns, leases or manages, in whole or in part, and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents which could reasonably be expected to form the basis of any such Environmental Claim, except as would not be expected to have, individually or, in the aggregate, a Company Material Adverse Effect.

               (d) Releases. Except as set forth in the Company SEC Reports or as set forth in Section 4.11(c) or Section 4.11(d) of the Company Disclosure Schedule, as of the date hereof there have been no Releases of any Hazardous Substances that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the Company's knowledge against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed contractually, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               (e) Predecessors. Except as set forth in the Company SEC Reports or as set forth in Section 4.11(e) of the Company Disclosure Schedule and, to the Company's knowledge, with respect to any predecessor of the Company or any Subsidiary of the Company, there is no Environmental Claim pending or, to the Company's knowledge, threatened, nor any Release of Hazardous Substances that would be reasonably likely to form the basis of any Environmental Claim, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               (f) Disclosure. The Company has made available to Parent all material documents which the Company reasonably believes provide the basis for
(i) the cost of Company pollution control equipment currently required or known to be required in the future; (ii) current Company remediation costs or Company remediation costs known or suspected to be required in the future; or (iii) any other environmental matter affecting the Company, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               (g) Cost Estimates. No environmental matter set forth in the Company SEC Reports or the Company Disclosure Schedule could reasonably be expected to substantially differ from the cost or recovery estimates provided in the Company SEC Reports.

               (h) Reports. Each of the Company and its Subsidiaries has made available to Parent true, complete and correct summaries or copies of all environmental audits, assessments or investigations, which (i) have been conducted by or on behalf of the Company or any of its Subsidiaries since January l, 1996 and (ii) are available to, or in the possession of, the Company or any of its Subsidiaries on any currently or formerly owned, leased or operated property.

               (i) Release. Except as set forth in Section 4.11(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has released any party from any material claim under any Environmental Law or waived any rights against any other party under any Environmental Law, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               (j) Prior Indemnification Agreements. Except as set forth in
Section 4.11(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into any material agreement that may require the Company or any of its Subsidiaries to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person for or against any Environmental Claim, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          SECTION 4.12 Regulation. The Company is regulated as an oil pipeline company by the FERC and as a pipeline company by the State of California. Neither the Company nor any of its Subsidiaries is subject to regulation as a "holding company," "gas utility company," "electric utility company," "public utility company," "subsidiary" of any of the foregoing, "affiliate" of any of the foregoing or "affiliate" of any "Subsidiary" of any of the foregoing.

          SECTION 4.13 Insurance. Except as set forth in Section 4.13 of the Company Disclosure Schedule, each of the Company and its Subsidiaries is, and has been continuously since February 14, 1997, insured with financially responsible insurers or under other financially responsible arrangements in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by the Company and its Subsidiaries during such time period. Neither the Company nor its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries. The insurance policies of the Company and each of its Subsidiaries are valid and enforceable policies in all material respects.

          SECTION 4.14 Company Rights Agreement. The Company has no stockholders' rights plan.

          SECTION 4.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

          SECTION 4.16 No Other Agreements to Sell the Company or Its Assets. Except pursuant to this Agreement and as set forth in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other Person to sell any material portion of the Assets of the Company or any of its Subsidiaries, to sell any material portion of the capital stock or other ownership interests of the Company or any of its Subsidiaries (other than pursuant to the exercise of any Stock Rights granted under any of the Company's Stock Plans) or to effect any merger, consolidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto. Since January 30, 1999, the Company has executed no confidentiality agreement with any Person in connection with its consideration of acquiring all or a substantial part of the Assets or capital stock of the Company or any of its Subsidiaries.

          SECTION 4.17 Assets. Except as set forth in Section 4.17 of the Company Disclosure Schedule or except as would not, in the aggregate, have or be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries have good and marketable or, with respect to Assets located in the State of Texas, defensible title to or a valid leasehold estate in or a valid right to use all of the material Assets (other than easements and rights of way which are the subject of Section 4.22) reflected on the Company's balance sheet at March 31, 1999 (except for Assets subsequently sold in the ordinary course of business consistent with past practice). All of such Assets are free and clear of all Encumbrances (other than Permitted Encumbrances) and have been maintained in reasonable operating condition and repair, subject to ordinary wear and tear.

          SECTION 4.18 Contracts and Commitments. As of the date hereof, Section
4.18 of the Company Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements (including, without limitation, intercompany contracts) ("Company Contracts") of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

               (a) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of the Company, and all severance, change in control or similar arrangements with any officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to any officers, employees or agents of the Company following the consummation of the transactions contemplated hereby or termination or change of terms and conditions of employment;

               (b) collective bargaining agreements;

               (c) Company Contracts for the purchase of inventory which are not cancellable (without material penalty, cost or other liability) within one year and, other than Company Contracts described elsewhere in this Section 4.18, other Company Contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $5,000,000 which are not cancellable (without material penalty, cost or other liability) within 90 days;

               (d) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments providing for the lending of money, whether as borrower, lender or guarantor, in excess of $1,000,000;

               (e) Company Contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location, including, without limitation, any preferential rights granted to third parties;

               (f) any Company Contract pending for the acquisition or disposition, directly or indirectly (by merger or otherwise) of material Assets (other than inventory) or capital stock of any Person (including, without limitation, the Company or any of its Subsidiaries); and

               (g) other than Company Contracts described elsewhere in this
Section 4.18 or Company Contracts which may be omitted pursuant to the specific size limitations set forth in other provisions of this Section 4.18, Company Contracts between the Company and any of its wholly-owned Subsidiaries, on one hand, and any Subsidiary of the Company which is not wholly-owned, directly or indirectly, by the Company, on the other hand.

               True copies of the written Company Contracts identified in
Section 4.18 of the Company Disclosure Schedule have been delivered or made available to Parent.

          SECTION 4.19 Absence of Breaches or Defaults. Except as set forth in
Section 4.19 of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation of), any term, condition or provision of its charter, bylaws or other governing documents and (ii) neither the Company nor any of its Subsidiaries is and, to the knowledge of the Company, no other party is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation of), any term, condition or provision of any Company Contract identified on Section 4.18 of the Company Disclosure Schedule except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Company Material Adverse Effect; provided that any defaults, breaches, violations or events with respect to those Company Contracts referred to in Section 4.18(d) shall be scheduled without regard to any Company Material Adverse Effect. Other than contracts which have terminated or expired in accordance with their terms, each of the Company Contracts identified on Section 4.18 of the Company Disclosure Schedule is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect. To the knowledge of the Company, no event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company or any of its Subsidiaries, except as set forth in Section 4.19 of the Company Disclosure Schedule.

          SECTION 4.20 Labor Matters.

               (a) Section 4.20(a) of the Company Disclosure Schedule contains a complete list of all organizations representing the employees of the Company or any of its Subsidiaries. As of the date hereof, there is no strike or work stoppage, pending or, to the knowledge of the Company, threatened, which involves any employees of the Company or any of its Subsidiaries.

               (b) Section 4.20(b) of the Company Disclosure Schedule contains as of the date hereof (i) a list of all material unfair employment or labor practice charges which are presently pending which, to the knowledge of the Company, have been filed with any governmental authority by or on behalf of any employee against the Company or any of its Subsidiaries and (ii) a list of all material employment-related litigation, including, without limitation, arbitrations or administrative proceedings which are presently pending, filed by or on behalf of any former, current or prospective employee against the Company or any of its Subsidiaries.

               (c) Except as described in Sections 4.20(a) and (b) of the Company Disclosure Schedule, there are not presently pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries any claims by any Governmental Authority, labor organization, or any former, current or prospective employee alleging that the Company or any such employer has violated any applicable laws respecting employment practices, except where such claims would not, individually or in the aggregate, have a Company Material Adverse Effect.

          SECTION 4.21 Affiliate Transactions. Except as set forth in the Company SEC Reports and Schedule 4.21 of the Company Disclosure Schedule, from December 31, 1998 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings (and no such arrangements are pending) between the Company or any of its Subsidiaries, on the one hand, and affiliates of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          SECTION 4.22 Easements. The businesses of the Company and each of its Subsidiaries are being operated in a manner which does not violate (in any manner which would, or which would be reasonably likely to, have a Company Material Adverse Effect) the terms of any Easements used by the Company and each of its Subsidiaries in such businesses. Except as set forth in the Company SEC Reports, all Easements are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business, except where the failure of any such Easement to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would have a Company Material Adverse Effect. Except as set forth in the Company SEC Reports, there are no special gaps in the Easements which would impair the conduct of such businesses in a manner which would, or which would be reasonably likely to, have a Company Material Adverse Effect, and no part of the pipelines, equipment and other tangible personal property used in connection with the Company's pipeline operations is located on property which is not owned in fee by the Company or a Subsidiary or subject to an Easement in favor of the Company or a Subsidiary, where the failure of such pipelines, equipment or assets to be so located would have a Company Material Adverse Effect. As of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened actions against any Easements which are reasonably likely to have a Company Material Adverse Effect.

          SECTION 4.23 Commodity Price Exposure. Neither the Company nor any of its Subsidiaries is engaged in the purchase and resale of commodity products.

          SECTION 4.24 Year 2000. All Software and hardware systems currently utilized by the Company and its Subsidiaries and material to the operation of their respective businesses are capable of providing or are being adapted or replaced to provide on or before December 31, 1999 accurate results using data having date ranges spanning the twentieth and twenty-first centuries, except where the failure to provide such accurate results is not reasonably expected to have a Company Material Adverse Effect.

          SECTION 4.25 Intellectual Property and Software. Subject to obtaining required consents under all license agreements pursuant to which the Company or its Subsidiaries have obtained the right to use the Intellectual Property owned by third parties, the Surviving Corporation, after giving effect to the Merger, will own or have the valid, legal right to use all Intellectual Property and Software used in connection with its business as conducted by the Company on the date hereof. No trade secret, formula, process, invention, design, know-how or other information considered material, confidential or proprietary to the Company or any of its Subsidiaries has been disclosed or authorized to be disclosed except in the ordinary course of business or pursuant to an obligation of confidentiality binding on the recipient. The Company and its Subsidiaries have used commercially reasonable measures to protect the confidentiality of the material trade secrets used in connection with its business. To the Company's knowledge, no material Intellectual Property or Software used in connection with its businesses has been improperly used, improperly divulged or misappropriated by the Company or any other Person. As of the date hereof, neither the Company nor any of its Subsidiaries has made in the past three years any claim in writing which remains unresolved of a violation, infringement, misuse or misappropriation by others of rights of the Company and its Subsidiaries to or in connection with any material Intellectual Property used in connection with its business. There is no pending or, to the knowledge of the Company, threatened claim by any third person of a violation, infringement, misuse or misappropriation by any of the Company or any of its Subsidiaries of any Intellectual Property or Software owned by any third person, or of the invalidity of any patent used in connection with its business, that would, individually or in the aggregate, have a Company Material Adverse Effect.

          SECTION 4.26 Nature of the Company's Business. Since the date of its formation, the Company has not engaged in any business activities other than in connection with its organization, the acquisition and ownership of Kinder Morgan G.P., Inc. and the transaction proposed herein.

          SECTION 4.27 Vote Required. The approval of the Merger by the affirmative vote of a majority of the votes entitled to be cast by all holders of Company Common Stock is the only vote of holders of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the transactions contemplated hereby (the "Company Stockholders' Approval"). Other than as set forth herein, no other vote (including, without limitation, that of any holders of an equity interest in any Subsidiary of the Company) is required to approve this Agreement, the Merger or the consummation of the transactions contemplated hereby.

          SECTION 4.28 Ownership of Parent Common Stock. Except as set forth in
Section 4.28 of the Company Disclosure Schedule, neither the Company nor any of its affiliates "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Common Stock.

          SECTION 4.29 Section 203 of the DGCL. Prior to the date hereof, the Board of Directors of the Company has approved this Agreement and the Merger, and such approval is sufficient to render inapplicable to the Merger and to such other transactions the provisions of Section 203 of the DGCL. To the Company's knowledge, no other state takeover statute or similar statue or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby and no provision of the Company's or any of its Subsidiary's Articles of Incorporation, Bylaws or other similar organizational documents would, directly or indirectly, restrict or impair the ability of

Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of capital stock of the Company and its Subsidiaries that may be acquired or controlled by Parent as contemplated by this Agreement.


                                    ARTICLE V

                              COVENANTS RELATING TO
                               CONDUCT OF BUSINESS

          SECTION 5.1 Conduct of the Company's Business Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time (except as otherwise contemplated by the terms of this Agreement), unless Parent shall otherwise agree in writing in advance, the businesses of the Company and its Subsidiaries shall be conducted only in the usual and ordinary course of business in substantially the same manner as heretofore conducted and in compliance with applicable laws; and the Company and its Subsidiaries shall each use all commercially reasonable efforts consistent with the foregoing to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers and employees of the Company and its Subsidiaries (subject to prudent management of workforce needs and ongoing programs currently in force), to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers, distributors and other Persons with which the Company or any of the Subsidiaries has significant business relations, to maintain and keep its material assets in good repair and condition (subject to ordinary wear and tear), to maintain supplies and inventories in quantities consistent with past practice; provided, however, that, notwithstanding any of the foregoing, in no event shall any of the Company's Subsidiaries be restricted from taking any action, nor shall they be required to obtain Parent's consent prior to taking such action, if Kinder Morgan G.P., Inc. believes the taking of that action to be in the best interests of Kinder Morgan Energy Partners, L.P. and its unitholders; and provided, further, that the Company shall promptly notify Parent of any action taken pursuant to the immediately preceding proviso. By way of amplification and not limitation, neither the Company nor any of its Subsidiaries shall, except as set forth in Section 5.1 of the Company Disclosure Schedule and as otherwise contemplated by the terms of this Agreement, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

               (a) except as required by law, make or commit to make any capital expenditures (other than reimbursable expenditures which are collected from third parties within 120 days of incurrence) in excess of $1 million, other than
(i) expenditures for routine maintenance and repair or (ii) unplanned capital expenditures due to emergency conditions, unanticipated catastrophic events or extreme weather;

               (b) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than the Company or a wholly-owned Subsidiary of the Company or enter into any "keep well" or other agreement to maintain the financial condition of another Person (other than the Company or a wholly-owned Subsidiary of the Company) or make any loans, or advances of borrowed money or capital contributions to, or equity investments in, any other Person (other than the Company or a wholly-owned Subsidiary of the Company) or issue or sell any debt securities such that the debt of the Company shall be greater than $148.6 million plus any debt incurred to fund a required capital contribution by Kinder Morgan G.P., Inc. to Kinder Morgan Energy Partners, L.P. or its operating limited partnerships in accordance with their respective limited partnership agreements;

               (c) (i) amend its Restated Certificate of Incorporation or Bylaws or the charter or bylaws or organizational documents of any of its Subsidiaries;
(ii) split, combine or reclassify the outstanding shares of its capital stock or declare, set aside or pay any dividend payable in cash (other than dividends in an amount not to exceed $10 million payable as a result, directly or indirectly, of quarterly distributions from Kinder Morgan Energy Partners, L.P. received through Kinder Morgan G.P., Inc. consistent with past practice, whether such dividends are paid directly after receipt or are paid by borrowings, subject to this Agreement, after repayment of indebtedness), stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests; or
(iv) sell or pledge any stock of any of its Subsidiaries;

               (d) (i) issue or sell or agree to issue or sell any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business consistent with past practice, sell, pledge, dispose of or encumber any material amount of assets (including without limitation, any indebtedness owed to them or any claims held by them); or (iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or acquire any material amount of assets (other than in the ordinary course of business consistent with past practice) or make any material investment, either by purchase of stock or other securities, or contribution to capital, in any case, in any other Person (other than a Subsidiary of the Company as of the date hereof);

               (e) except as required by law, grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof as disclosed in the Company SEC reports or set forth in Section 5.1(e) of the Company Disclosure Schedule) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or enter into any employment (other than "at will") or severance agreement with any officer, director or employee;

               (f) except as required by law, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or, except in the ordinary course of business consistent with past practice, employee, or grant, confer, award or pay any forms of cash incentive, bonuses or other benefit not required by any existing plan, arrangement or agreement;

               (g) enter into or modify any collective bargaining agreement, other than in replacement of collective bargaining agreements expiring prior to the Effective Time;

               (h) make any material change in its tax or accounting policies or any material reclassification of Assets or liabilities except as required by law, rule or regulation or GAAP;

               (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with the terms thereof as in effect on the date hereof or (ii) claims settled or compromised to the extent permitted by Section 5.1(j), or waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing Company Contract, in each case other than in the ordinary course of business consistent with past practice;

               (j) settle or compromise any litigation, other than litigation not in excess of amounts reserved for in the most recent consolidated financial statements of the Company included in the Company SEC Reports or, if not so reserved for, in an aggregate amount not in excess of $500,000, provided in either case such settlement documents do not involve any material non-monetary obligations on the part of the Company and its Subsidiaries;

               (k) take any action (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) with knowledge that such action would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(E) of the Code;

               (l) consummate any acquisition or disposition pursuant to any Company Contract disclosed pursuant to Section 4.18 other than in accordance with the terms so disclosed (including without waiver of any condition to the Company's obligations to consummate such acquisition), excluding insignificant deviations from such terms;

               (m) engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act, or that would impair the ability of the Parent to claim an exemption as of right under Section 3(a)(1) of the 1935 Act; and

               (n) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.1(a) through 5.1(m) or any action which would or is reasonably likely to result in (i) a material breach of any provision of this Agreement, (ii) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or (iii) any of the conditions set forth in Article VII not being satisfied.

          SECTION 5.2 Conduct of Parent's Business Pending the Merger. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, Parent covenants and agrees that, during the period from the date hereof to the Effective Time (except as otherwise contemplated by the terms of this Agreement), unless the Company shall otherwise agree in writing in advance, the businesses of Parent and its Subsidiaries shall be conducted only in the usual and ordinary course of business in substantially the same manner as heretofore conducted and in compliance with applicable laws; and Parent and its Subsidiaries shall each use all commercially reasonable efforts consistent with the foregoing to preserve substantially intact the business organization of Parent and its Subsidiaries, to keep available the services of the present officers and employees of Parent and its Subsidiaries (subject to prudent management of workforce needs and ongoing programs currently in force), to preserve the present relationships of Parent and its Subsidiaries with customers, suppliers, distributors and other Persons with which Parent or any of the Subsidiaries has significant business relations, to maintain and keep its material assets in good repair and condition

(subject to ordinary wear and tear), to maintain supplies and inventories in quantities consistent with past practice and, with respect to any hedging and energy trading transactions, to comply with prudent policies, practices and procedures with respect to risk management and trading limitations, including the Company Trading Guidelines. Parent and its Subsidiaries will manage their commodity price risk exposure with respect to their respective gathering, processing, transportation and storage contracts in accordance with prudent risk management guidelines to be developed and mutually agreed to by the Company and Parent as promptly as practicable after the date hereof. From time to time prior to the Effective Time, Parent will allow the Company and its representatives reasonable access to the energy trading operations, as well as gathering, processing, transportation and storage contracting operations, of Parent and its Subsidiaries and their respective books and records, and develop appropriate procedures to permit the Company and its representatives to monitor Parent's and its Subsidiaries' compliance with the Company Trading Guidelines and the other risk management guidelines agreed to by the parties. The Company will not amend or rescind the Company Trading Guidelines or the other risk management guidelines agreed to by the parties. By way of amplification and not limitation, neither Parent nor any of its Subsidiaries shall, except as set forth in Section
5.2 of the Parent Disclosure Schedule and as otherwise contemplated by the terms of this Agreement, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of the Company:

               (a) except as required by law, make or commit to make any capital expenditures (other than reimbursable expenditures which are collected from third parties within 120 days of incurrence) in excess of 110% of those contained in Parent's 1999 budget provided to and approved by the Company prior to the date hereof, and for the fiscal year 2000 make any such expenditures in excess of those contained in Parent's 2000 budget which shall have been provided to and reasonably approved by the Company prior to incurring any such expenditures, other than (i) expenditures for routine maintenance and repair or
(ii) unplanned capital expenditures due to emergency conditions, unanticipated catastrophic events or extreme weather;

               (b) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than Parent or a wholly-owned Subsidiary of Parent or enter into any "keep well" or other agreement to maintain the financial condition of another Person (other than Parent or a wholly-owned Subsidiary of Parent) or make any loans, or advances of borrowed money or capital contributions to, or equity investments in, any other Person (other than Parent or a wholly-owned Subsidiary of Parent) or issue or sell any debt securities, other than (i) refinancings or refundings of indebtedness existing as of the date hereof, (ii) in connection with financings or ordinary course trade payables and (iii) additional borrowings under existing lines of credit or via commercial paper issuances in the ordinary course of business consistent with past practice in an amount such that total short-term indebtedness of Parent from these sources shall not exceed $700 million in the aggregate, provided that any of such additional indebtedness does not cause Parent's debt to be downgraded to below investment grade;

               (c) (i) amend its Restated Articles of Incorporation or Bylaws or the charter or bylaws of any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or declare, set aside or pay any dividend payable in cash (other than (x) regular quarterly cash dividends of Parent in an amount not to exceed $0.20 per share of Parent Common Stock paid at such times and in such amounts as are consistent with past practices and in compliance with applicable law and (y) contract fees in connection with the PEPS Units); (iii) except for "cashless" exercises of Parent's Stock Rights pursuant to any of its Stock Plans, redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests; or (iv) sell or pledge any stock of any of its Subsidiaries;

               (d) (i) Other than (w) pursuant to Parent's Stock Rights granted in the ordinary course of business consistent with past practice under any of Parent's Stock Plans, (x) the Thermo Agreements, (y) early settlement of the PEPS Units or (z) pursuant to Parent's DRIP Plan, issue or sell or agree to issue or sell any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business consistent with past practice, sell, pledge, dispose of or encumber any material amount of Assets (including without limitation, any indebtedness owed to them or any claims held by them); or (iv) acquire (by merger, consolidation, acquisition of stock or Assets or otherwise) any corporation, partnership or other business organization or division thereof or acquire any material amount of Assets (other than in the ordinary course of business consistent with past practice or other than pursuant to Section 5.2(a)) or make any material investment, either by purchase of stock or other securities, or contribution to capital, in any case, in any other Person;

               (e) except as required by law, grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof as disclosed in the Parent SEC Reports or set forth in Section 5.2(e) of the

Parent Disclosure Schedule) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or enter into any employment (other than "at will") or severance agreement with any officer, director or employee;

               (f) except as required by law, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or, except in the ordinary course of business consistent with past practice, employee, or grant, confer, award or pay any forms of cash incentive, bonuses or other benefit not required by any existing plan, arrangement or agreement, except for retention bonuses paid to Parent employees with the reasonable approval of the Company in an aggregate amount not to exceed $5 million;

               (g) enter into or amend (i) any Parent Contract for the sale, purchase, transportation and/or storage of gas related to the commodity marketing or Texas intrastate gas marketing operations of Parent which is not consistent with the Parent Trading Guidelines, (ii) any Parent Contract for gathering in excess of $2.0 million annually, (iii) any Parent Contract for purchase or sale of gas for plant shrink and fuel in excess of $2.0 million annually, (iv) any Parent Contract for purchase or sale of liquid hydrocarbons in excess of $6.0 million annually, (v) any Parent Contract for sale of gas at plant outlets in excess of $6.0 million annually, (vi) any Parent Contract for processing in excess of $2.0 million annually, (vii) any Parent Contract for transportation services in excess of $2.4 million annually, (viii) any Parent Contract for storage and/or balancing services in excess of $2.4 million annually, in each case which is not cancellable or otherwise terminable on or prior to December 31, 1999, (ix) any franchise agreement, (x) any qualifying facilities Parent Contracts for plant outlet power sales or (xi) any eno able or Orcom agreements or similar agreements for services which are not cancellable or otherwise terminable on or prior to December 31, 1999;

               (h) enter into or modify any collective bargaining agreement, other than in replacement of collective bargaining agreements expiring prior to the Effective Time;

               (i) make any material change in its tax or accounting policies or any material reclassification of Assets or liabilities except as required by law, rule or regulation or GAAP;

               (j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with the terms thereof as in effect on the date hereof or (ii) claims settled or compromised to the extent permitted by Section 5.2(k), or waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing Parent Contract, in each case other than in the ordinary course of business consistent with past practice;

               (k) settle or compromise any litigation, other than litigation not in excess of amounts reserved for in the most recent consolidated financial statements of Parent included in the Parent SEC Reports or, if not so reserved for, in an aggregate amount not in excess of $500,000, provided in either case such settlement documents do not involve any material non-monetary obligations on the part of Parent and its Subsidiaries;

               (l) take any action (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) with knowledge that such action would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(E) of the Code;

               (m) consummate any acquisition pursuant to any Parent Contract disclosed pursuant to Section 3.19(g) other than in accordance with the terms so disclosed (including without waiver of any condition to the Company's obligations to consummate such acquisition), excluding insignificant deviations from such terms;

               (n) enter into any fixed price, basis or option positions related to petroleum, petroleum products, natural gas, natural gas liquids, electricity or energy in any form, either financial or physical that are not consistent with the Parent Trading Guidelines;

               (o) engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act, or that would impair the ability of Parent to claim an exemption as of right under Section 3(a)(1) of the 1935 Act; and

               (p) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.2(a) through 5.2(o) or any action which would or is reasonably likely to result in (i) a material breach of any provision of this Agreement, (ii) any of the representations and warranties of Parent set forth in this Agreement becoming untrue in any material respect or (iii) any of the conditions set forth in
Article VII not being satisfied.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1 Preparation of Form S-4 and the Joint Proxy Statement; Stockholder Meetings. (a) Promptly following the date of this Agreement, Parent and the Company shall prepare and Parent shall file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities law in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably required in connection with any such action. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the Joint Proxy Statement, which information shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. The Company, Parent and Merger Sub each agree to correct any information provided by it for use in the Form S-4 or the Joint Proxy Statement which shall have become false or misleading. Subject to Section 6.2, no amendment or supplement to the Form S-4 or the Joint Proxy Statement will be made without the approval of both Parent and the Company. Each party will advise the other, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension, if applicable, of the qualification of the Parent Common Stock for sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               (b) Subject to Section 6.2, Parent, acting through its Board of Directors, shall, in accordance with its Restated Articles of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold, as soon as practicable following the date upon which the Form S-4 becomes effective, a meeting of the holders of Parent Common Stock for the purpose of voting to approve (i) the issuance of Parent Common Stock pursuant to the Merger and (ii) an amendment to Parent's Restated Articles of Incorporation to amend the Parent's corporate name to be "Kinder Morgan, Inc." (the "Parent Name Change"). Parent shall, through its Board of Directors, recommend approval of the issuance of Parent Common Stock pursuant to the Merger and the Parent Name Change by the stockholders of Parent and include in the Joint Proxy Statement such recommendation and take all reasonable and lawful action to solicit and obtain such approval, subject to the Parent's Board of Directors' rights under Section
6.2. The Company, acting through its Board of Directors, shall, in accordance with its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold, as soon as practicable following the date upon which the Form S-4 becomes effective, a meeting of the holders of Company Common Stock for the purpose of voting to approve the Merger, this Agreement and the transactions contemplated hereby. The Company shall, through its Board of Directors, recommend approval of the Merger, this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Joint Proxy Statement such recommendation and take all reasonable and lawful action to solicit and obtain such approval.

          SECTION 6.2 No Solicitation. (a) Parent shall not, nor shall it permit any of its Subsidiaries to (and Parent shall use its reasonable best efforts to cause its and each of its Subsidiaries' officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, provide any information to, or enter into any agreement with, any Person (other than the Company, any of its affiliates or representatives) concerning any merger, business combination, tender offer, exchange offer, sale of assets (other than as expressly permitted by Section 5.2), sale of shares of capital stock or debt securities or similar transactions involving Parent or any Subsidiary, division or operating or principal business unit of Parent (a "Parent Acquisition Proposal"). Parent further agrees that it will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to Parent Stockholders' Approval, Parent may, directly or indirectly, provide access and furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person, if (w) such

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Person has submitted an unsolicited bona fide written proposal to the Board of
Directors of Parent relating to any such transaction, (x) such proposal provides for the acquisition for cash and/or publicly traded securities of all of the outstanding Parent Common Stock, (y) the Board of Directors of Parent determines in good faith, after consultation with its independent financial advisor, that such proposal is more favorable to the holders of Parent Common Stock than the Merger and is fully financed or reasonably capable of being financed or otherwise consummated, and (z) the Board of Directors of Parent determines in good faith, after consultation with independent legal counsel, that the failure to provide such information or access or to engage in such discussions or negotiations would be inconsistent with their fiduciary duties to Parent's stockholders under applicable law. A proposal meeting all of the criteria in the preceding sentence is referred to herein as a "Superior Proposal." Parent will immediately notify the Company of any Parent Acquisition Proposal, or if an inquiry is made, will keep the Company fully apprized of all developments with respect to any Parent Acquisition Proposal, will immediately provide to the Company copies of any written materials received by Parent in connection with any Parent Acquisition Proposal, discussion, negotiation or inquiry and the identity of the party making any Parent Acquisition Proposal or inquiry or engaging in such discussion or negotiation. Parent will promptly provide to the Company any non-public information concerning Parent provided to any other Person which was not previously provided to the Company. Subject to the last sentence of this Section 6.2(a) and notwithstanding anything to the contrary contained in this Agreement, except in connection with the valid termination of this Agreement pursuant to Section 8.1(c)(i) hereof, neither the Board of Directors of Parent nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Parent Acquisition Proposal, (ii) enter into any agreement (other than a confidentiality agreement) with respect to any Parent Acquisition Proposal or (iii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by Parent's Board of Directors or a committee thereof of the Merger, this Agreement or the issuance of the Parent Common Stock to be issued pursuant to the Merger. Nothing contained in this Section 6.2 shall prohibit Parent or its Board of Directors from taking and disclosing to Parent's stockholders a position with respect to a tender offer by a third party pursuant to Rules l4d-9 and l4e-2(a) promulgated under the Exchange Act.

          (b) The Company shall not, nor shall it permit any of its Subsidiaries to (and the Company shall use its reasonable best efforts to cause its and each of its Subsidiaries' officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, provide any information to, or enter into any agreement with, any Person (other than Parent, any of its affiliates or

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representatives) concerning any merger, business combination, tender offer, exchange offer, sale of assets (other than as expressly permitted by Section 5.1), sale of shares of capital stock or debt securities or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company (a "Company Acquisition Proposal"); provided, however, that, notwithstanding any of the foregoing, in no event shall any of the Company's Subsidiaries be restricted from taking any action, nor shall they be required to obtain Parent's consent prior to taking such action, if Kinder Morgan G.P., Inc. believes the taking of that action to be in the best interests of Kinder Morgan Energy Partners, L.P. and its unitholders. The Company further agrees that it will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          SECTION 6.3 Access to Information. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Parent or any of their respective Subsidiaries is a party or pursuant to applicable law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Company or Parent shall, and shall cause their respective Subsidiaries to, furnish promptly such information concerning, and provide reasonable access during normal business hours with respect to, the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its Subsidiaries as the other party or its representatives may reasonably request. Each party shall use reasonable efforts to accommodate the other party's request for information or access in the event the first party is subject to a confidentiality agreement. No investigation conducted pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty made in this Agreement.

               (b) The parties shall comply with, and shall cause their respective representatives to comply with, all of their respective obligations under the confidentiality agreement dated July 2, 1999 (the "Confidentiality Agreement") between the Company and Parent with respect to the information disclosed pursuant to this Section 6.3.

          SECTION 6.4 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy

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any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.5 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Form S-4, the Proxy Statement, and required filings under the HSR Act and any amendments thereof, (ii) using all commercially reasonable efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger, including, without limitation, the Company Required Statutory Approvals and the Parent Required Statutory Approvals, (iii) cooperating in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by a private party, in connection with the transactions pursuant hereto, (iv) keeping the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice ("DOJ"), the SEC, the FERC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (v) cooperating in all respects with each other in connection with providing the tax opinions described in Sections 7.2(d) and 7.3(d) of this Agreement and using all commercially reasonable efforts to obtain the tax opinions referred to in such Sections of this Agreement, and (vi) permitting the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any such proceeding by a private party, with any other Person.

          SECTION 6.6 Stock Exchange Listing. Parent shall use its reasonable best efforts to have approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

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          SECTION 6.7 Affiliates. The Company shall deliver to Parent a letter identifying all persons who are, on the date hereof, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such Person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

          SECTION 6.8 Public Announcements. Subject to each party's disclosure obligations imposed by applicable law, Parent and the Company shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement without the prior consent of the other party.

          SECTION 6.9 Rights Agreement. Parent shall take all actions necessary to ensure that the Parent Rights Agreement is amended in accordance with Section 3.15 prior to the Effective Time.

          SECTION 6.10 Takeover Statutes. If any "interested stockholder,"
"fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of its Board of Directors shall grant such approvals and take such other actions as may be necessary to make Parent and its Subsidiaries exempt under or otherwise not subject to such statutes.

          SECTION 6.11 Transition Management. As soon as practicable after the date hereof, the parties shall create a joint transition management committee (the "Transition Committee") consisting of two representatives from each of the parties hereto designated from time to time as agreed by each of the Boards of Directors of Parent and the Company. The initial members of the Transition Committee shall be Richard D. Kinder, William V. Morgan, Rick Wells, and Martha Wyrsch. The Transition Committee shall be responsible for organizing, developing, managing and implementing a transition plan for the prompt and efficient integration of the business organizations of Parent and the Company and their respective Subsidiaries (the "Transition Plan"), subject to the requirement that control of the management and properties of Parent and the Company, as set forth in this Agreement, shall at all times prior to the Effective Time remain under the control of their respective Boards of Directors. The Transition Committee shall report its findings and make recommendations to the Board of Directors of each of Parent and the Company with respect to transition matters. Richard D. Kinder will manage and be responsible for the day-to-day activities and operations of the Transition Committee. After the date hereof and prior to the Effective Time, Richard D. Kinder shall be permitted to

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attend those meetings of Parent's Board of Directors and Stewart A. Bliss shall be permitted to attend those meetings of the Company's Board of Directors as they deem appropriate.

          SECTION 6.12 Employment Agreement. Parent shall execute and deliver to Richard D. Kinder an employment agreement substantially in the form attached as Exhibit B hereto (the "Employment Agreement"), such agreement to be effective as of the Effective Time. The Company shall use its best efforts to cause Richard D. Kinder to enter into the Employment Agreement.

          SECTION 6.13 Governance Agreement. Parent shall execute and deliver to each of the other parties named therein a governance agreement substantially in the form attached as Exhibit C hereto (the "Governance Agreement"), such agreement to be effective as of the Effective Time. The Company shall use its best efforts to cause the persons named therein to enter into the Governance Agreement.

          SECTION 6.14 No Investment in Parent Common Stock. Prior to the Effective Time, the Company shall not acquire (directly or indirectly, beneficially or of record) any shares of Parent Common Stock (or any rights to acquire any such shares), except pursuant to this Agreement.

          SECTION 6.15 Bank Holding Company Act. At the request of First Union Corporation, the parties shall make appropriate provision to provide that First Union Corporation's holdings of capital stock of Parent are structured in such a way, including, if necessary, by providing a form of non-voting capital stock, so as not to result in a violation by First Union Corporation of the Bank Holding Company Act of 1956.


                                   ARTICLE VII

                                   CONDITIONS

          SECTION 7.1 Conditions to the Obligations of Each Party to Effect the Merger. The obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to effect the Merger, are subject to the satisfaction or, if permitted by applicable law, waiver of the following conditions:

               (a) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness

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of the Form S-4 shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

               (b) Stockholder Approval. The issuance of shares of Parent Common Stock pursuant to the Merger shall have been approved by the requisite vote of the holders of the outstanding shares of Parent Common Stock. The Merger and this Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of Company Common Stock.

               (c) No Injunction. No court of competent jurisdiction shall have issued or entered any order which is then in effect and has the effect of making any of the transactions contemplated by this Agreement, including the Merger, illegal, or otherwise prohibiting their consummation.

               (d) HSR Act. All applicable waiting periods (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

               (e) Consents and Approvals. All consents, authorizations, orders, permits and approvals of (or registrations, declarations or filings with) any Governmental Authorities in connection with the execution, delivery and performance of this Agreement shall have been obtained and made, except where the failure to obtain or make any such consents, authorizations, order, permit, approval, registration, declaration or filing would not result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

               (f) Listing. The shares of Parent Common Stock to be issued pursuant to this Agreement shall have been authorized for listing on the NYSE subject to official notice of issuance.

               (g) 1935 Act. None of the holders of Company Common Stock shall, as a result of the Merger, become subject to registration regulation as a "holding company" under the 1935 Act and Parent shall not, as a result of the Merger, become subject to registration regulation as part of a "holding company system" under the 1935 Act.

          SECTION 7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or, if permitted by applicable law, waiver of the following further conditions:

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               (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where any such failure or failures to be so true and correct (without regard to materiality or knowledge qualifiers contained therein), in the aggregate, would not have a Company Material Adverse Effect. Parent shall have received a certificate of the President of the Company to such effect.

               (b) Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent shall have received a certificate of the President of the Company to that effect.

               (c) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred.

               (d) Tax Opinion. Parent shall have received a written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of representations of Parent and the Company contained in tax certificates that are customarily required in similar circumstances, the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code.

               (e) Required Consents. The Company Required Consents and the Company Required Statutory Approvals shall have been obtained at or prior to the Effective Time.

               (f) Employment Agreement. Richard D. Kinder shall have entered into the Employment Agreement with Parent.

               (g) Governance Agreement. The parties thereto shall have entered into the Governance Agreement with Parent.

               (h) Appraisal Rights. No holder of Company Common Stock shall have demanded appraisal pursuant to Section 262 of the DGCL.

          SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction or, if permitted by applicable law, waiver of the following further conditions:

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
               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date, except where any such failure or failures to be so true and correct (without regard to materiality or knowledge qualifiers contained therein), in the aggregate, would not have a Parent Material Adverse Effect. The Company shall have received a certificate of the Chief Executive Officers of Parent and Merger Sub to such effect.

               (b) Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate of the President of Parent and Merger Sub to that effect.

               (c) Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred.

               (d) Tax Opinion. The Company shall have received a written opinion of Bracewell & Patterson, L.L.P., date as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of representations of the Company and Parent contained in tax certificates that are customarily required in similar circumstances, the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code.

               (e) Required Consents. The Parent Required Consents and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time.

               (f) Parent Rights. The rights issued pursuant to the Parent Rights Agreement shall not have become non-redeemable, exercisable, distributed or triggered pursuant to the terms of such agreement. Parent shall have amended the Parent Rights Agreement in accordance with Section 3.15 hereof.

               (g) Employment Agreement. Parent shall have entered into the Employment Agreement with Richard D. Kinder.

               (h) Governance Agreement. Parent shall have entered into the Governance Agreement.

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               (i) Director Resignations; Bylaw Amendment. All of Parent's
directors, other than those directors listed on Annex A to the Governance Agreement, shall have submitted their resignations from the Board of Directors, effective as of the Effective Time, and the Bylaws of Parent shall have been amended, effective as of the Effective Time, in compliance with Section 2.1 of the Governance Agreement.


                                  ARTICLE VIII

                                   TERMINATION

          SECTION 8.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

               (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

               (b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

               (i) if the Merger shall not have been consummated on or before December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; and provided, further, that such date shall be extended to March 31, 2000 if on December 31, 1999 (x) any Parent Required Statutory Approval or Company Required Statutory Approval has not been obtained but is being diligently pursued and (y) all other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied; or

               (ii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

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
               (iii) if any required approval of the stockholders of Parent for the issuance of shares of Parent Common Stock pursuant to the Merger shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof; provided, however, that the right to terminate under this Section 8.1(b)(iii) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained; or

               (iv) if any required approval of the stockholders of the Company of the Merger and this Agreement shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof; provided, however, that the right to terminate under this Section 8.1(b)(iv) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained.

               (c) By the Board of Directors of Parent:

               (i) if, prior to the Effective Time, the Board of Directors of Parent (or any committee thereof) shall have withdrawn, or modified or changed in a manner adverse to the Company, its approval or recommendation of the issuance of shares of Parent Common Stock pursuant to the Merger in order to approve and permit Parent to execute a definitive agreement providing for a Superior Proposal; provided that (A) at least 5 business days prior to terminating this Agreement pursuant to this Section 8.1(c)(i) Parent has provided the Company with written notice advising the Company that the Board of Directors of Parent has received a Superior Proposal that it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal and (B) Parent shall have caused its financial and legal advisors to negotiate in good faith with the Company to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein on such adjusted terms; and further provided that simultaneously with any termination of this Agreement pursuant to this Section 8.1(c)(i), Parent shall pay to the Company the Termination Fee (as defined in Section 8.3(b) hereof); and further provided that Parent may not terminate this Agreement pursuant to this Section 8.1(c)(i) if Parent is in material breach of this Agreement; or

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               (ii) if, prior to the Effective Time, the Company breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect, which breach cannot be or has not been cured within 30 days after the giving of written notice by Parent to the Company and which breach of a covenant, representation or warranty could reasonably be expected to result in a Company Material Adverse Effect; provided that Parent may not terminate this Agreement pursuant to this Section 8.1(c)(ii) if Parent is in material breach of this Agreement;

               (d) By the Board of Directors of the Company:

               (i) if, prior to the Effective Time, the Board of Directors of Parent (or any committee thereof) shall have (A) recommended a Parent Acquisition Proposal or offer (B) withdrawn, modified or changed in a manner adverse to the Company its approval or recommendation of the issuance of shares of Parent Common Stock pursuant to the Merger, (C) taken a position in accordance with the last sentence of Section 6.2(a) adverse to the Company, (D) executed an agreement in principle (or similar agreement) or definitive agreement providing for a tender offer or exchange offer for any shares of capital stock of Parent, or a merger, consolidation or other business combination with a Person other than the Company, or (E) resolved to do any of the foregoing; provided that the Company may not terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is in material breach of this Agreement;

               (ii) if Parent breaches its agreements contained in the first two sentences of Section 6.2(a) or breaches in any material respect its agreements contained in Section 6.2(a) other than the first two sentences thereof; provided that the Company may not terminate this Agreement pursuant to this Section 8.1(d)(ii) if the Company is in material breach of this Agreement; or

               (iii) if, prior to the Effective Time, Parent breaches or fails in any material respect to perform or comply with any of its material covenants or agreements contained herein (other than Section 6.2(a)) or breaches its representations and warranties in any material respect, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to Parent and which breach of a covenant, representation or warranty could reasonably be expected to result in a Parent Material Adverse Effect; provided that the Company may not terminate this Agreement pursuant to this Section 8.1(d)(iii) if the Company is in material breach of this Agreement.

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
          SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, except as set forth in Section 9.1, and there shall be no liability on the part of the Parent or the Company except (a) for fraud and (b) as set forth in Section 8.3.

          SECTION 8.3 Fees and Expenses. (a) Except as contemplated by this Agreement, including Sections 8.3(b) and 8.3(c) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

               (b) If (v) the Board of Directors of Parent (or any committee thereof) shall terminate this Agreement pursuant to Section 8.1(c)(i) hereof,
(w) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii), (x) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 8.1(d)(iii) as a result of a willful breach by Parent, (y) either the Board of Directors of Parent or the Board of Directors of the Company shall terminate this Agreement pursuant to Section 8.1(b)(iii) and on or prior to the date of the Parent stockholders meeting an Alternative Transaction (as defined below) has been publicly announced, or (z) either the Board of Directors of Parent or the Board of Directors of the Company shall terminate this Agreement pursuant to Section 8.1(b)(iii) and on or prior to the date of the Parent stockholders meeting no Alternative Transaction has been publicly announced, Parent shall pay to the Company (not later than one business day after such termination of this Agreement or, in the case of any termination by the Company pursuant to Section 8.1(c)(i) hereof, simultaneously with such termination) an amount equal to (I) in the case of clauses (v), (w), (x) or (y), $45 million (the "Termination Fee") and (II) in the case of clause (z), $22.5 million. If the Board of Directors of the Company shall terminate this Agreement pursuant to Section 8.1(d)(iii) other than as a result of a willful breach by Parent, Parent shall promptly reimburse the Company for all actual, documented and reasonable out-of-pocket expenses incurred, or to be incurred by the Company (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, financial printers and financing sources) ("Expenses") in connection with the Merger and the consummation of the transactions contemplated by this Agreement, in an amount not to exceed $5 million in the aggregate. Under no circumstances shall Parent be required to pay more than one fee pursuant to this Section 8.3(b). "Alternative Transaction" means any of the following events: (i) the acquisition of Parent or any of its Subsidiaries by merger, tender offer or otherwise by any Person other than the Company or any of affiliate thereof (a "Third Party");
(ii) the acquisition by a Third Party of 30% or more of the Assets of Parent and

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its Subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of
30% or more of the outstanding shares of Parent Common Stock; (iv) the adoption by Parent of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by Parent or any of its Subsidiaries of 30% or more of the outstanding shares of Parent Common Stock.

               (c) If the Board of Directors of the Parent shall terminate this Agreement pursuant to Section 8.1(c)(ii) as a result of a willful breach by the Company, the Company shall pay to Parent (not later than one business day after such termination of this Agreement) an amount equal to the Termination Fee. If the Board of Directors of Parent shall terminate this Agreement pursuant to
Section 8.1(c)(ii) other than as a result of a willful breach by the Company, the Company shall reimburse Parent for Expenses in connection with the Merger and the consummation of the transactions contemplated by this Agreement, in an amount not to exceed $5 million in the aggregate.

               (d) Parent and the Company agree that the agreements contained in
Section 8.3(b) and (c) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any amounts due under such Section 8.3(b) and
(c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on any unpaid amounts at the publicly announced prime rate of Citibank, N.A. from the date such amount was required to be paid.


                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements of each of the Company, Parent and Merger Sub set forth in this Agreement shall not survive following the Effective Time or the termination of this Agreement pursuant to
Section 8.1, as the case may be, other than Sections 6.3(b) and 8.3 hereof. Each party agrees that, except for the representations and warranties contained in this Agreement, or in any agreements attached hereto or any certificate delivered pursuant to this Agreement, no party has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated in this Agreement, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

          SECTION 9.2 Amendment. This Agreement may be amended prior to the Effective Time by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of any matters presented in connection with the Merger by the stockholders of Parent, but, after such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 9.3 Extension; Waiver. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

          SECTION 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to the Company to:

                    Kinder Morgan, Inc.
                    1301 McKinney, Suite 3450
                    Houston, Texas  77010
                    Attn:  Richard D. Kinder
                    Fax:  (713) 844-9570
               with a copy to:

                    Bracewell & Patterson, L.L.P.
                    South Tower Penzoil Place
                    711 Louisiana Street, Suite 2900
                    Houston, Texas  77002-2781
                    Attn:  David Ronn, Esq.
                    Fax:  (713) 221-1212

               and

               if to Parent or Merger Sub, to:

                    K N Energy, Inc.
                    370 Van Gordon Street
                    Phase II - 4th Floor SE
                    Lakewood, Colorado  80228-8304
                    Attn:   Stewart A. Bliss
                    Fax:  (303) 763-3315

               and a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    1440 New York Avenue, N.W.
                    Washington, D.C.  20005-2111
                    Attn:  Michael P. Rogan, Esq.
                    Fax:  (202) 393-5760

          SECTION 9.5 Certain Definitions.

               "affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

               "Assets" shall mean, with respect to any Person, all properties, land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

               "Company Material Adverse Effect" shall mean a material adverse change in or effect on the business, operations, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or any change that materially impairs or materially delays the ability of the Company to consummate the transactions contemplated by this Agreement; provided, that a Company Material Adverse Effect shall exclude any change or effect due to
(i) United States or global economic condition or financial markets in general,
(ii) changes in the international, national, regional or local wholesale or retail markets for natural gas or liquid hydrocarbons as a whole and (iii) rules, regulations or decisions of the FERC, the CPUC or any other regulatory body affecting the petroleum products pipelines industry as a whole.

               "Fixtures and Equipment"shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the facilities of such Person.

               "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

               "knowledge", the phrase "to the knowledge of Parent" or any similar phrase shall mean and be limited to the actual (but not constructive or imputed) knowledge of senior management of Parent without inquiry; the phrase "to the knowledge of the Company" or any similar phrase shall mean and be limited to the actual (but not constructive or imputed) knowledge of senior management of the Company, Kinder Morgan G.P., Inc. and Kinder Morgan Energy Partners, L.P. without inquiry.

               "Parent Material Adverse Effect" shall mean a material adverse change in or effect on the business, operations, assets, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or any change that materially impairs or materially delays the ability of Parent to consummate the transactions contemplated by this Agreement; provided, that a Parent Material Adverse Effect shall exclude any change or effect due to (i) United States or global economic condition or financial markets in general, (ii) changes in the international, national, regional or local wholesale or retail markets for natural gas, liquid hydrocarbons or electricity as a whole and (iii) rules, regulations or decisions of the FERC or any other regulatory body affecting the interstate natural gas transmission industry as a whole or the wholesale sale and transmission of electric power as a whole.

               "Permitted Encumbrances" shall mean any Encumbrances resulting from (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', landlords', workers' and repairers' liens, and similar liens imposed by law, incurred in the ordinary course of business; (iii) all laws and governmental rules, regulations, ordinances and restrictions; (iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports or other documents or writing delivered or made available for inspection to any Person prior to the date hereof or included in the public records; and (vi) all other liens and mortgages (but solely to the extent such liens and mortgages secure indebtedness described or referred to in the Parent Disclosure Schedule or the Company Disclosure Schedule, as applicable), covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause (i) through (vi), do not materially detract from or materially interfere with the present use of the Asset subject thereto or affected thereby.

               "Person" shall mean any individual, corporation, partnership, limited liability company, joint, venture, governmental agency or instrumentality, or any other entity.

               "Stock Plan" shall mean any employee stock option, performance unit, stock purchase or similar plan of a Person or any of its Subsidiaries.

               "Stock Rights" shall mean any outstanding stock options, stock appreciation rights, limited stock appreciation rights, performance units, phantom stock and stock purchase rights of a Person.

               "Subsidiary" shall mean, with respect to any Person, (i) any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) any limited partnership of which such Person, or any Subsidiary of such Person, is the general partner and (iii) any general partnership of which such Person, or any Subsidiary of such Person, owns an interest in the revenues or profits of 50% or more. With respect to the Company, the definition of "Subsidiary" shall include, without limitation, Kinder Morgan G.P., Inc., Kinder Morgan Energy Partners, L.P., Kinder Morgan Operating L.P. "A," Kinder Morgan Operating L.P. "B," Kinder Morgan Operating

L.P. "C," and Kinder Morgan Operating L.P. "D" and, in each case, any Subsidiaries thereof.

                  "Tax" or "Taxes" includes all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, including, without limitation, all income, gross receipts, gains, profits, windfall profits, gift, severance, ad valorem, social security, employment, disability, unemployment, premium, recapture, credit, excise, property, sales, use, occupation, service, service use, leasing, leasing use, value added, transfer, payroll, withholding, estimated, license, stamp, franchise or similar taxes (including any interest earned thereon or penalties, additions or fines attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns and any interest in respect of such penalties, additions or fines).

               "Tax Return" includes any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes, including, without limitation, any supporting schedules or attachments and any amendments or claims for refund with respect thereto.

               "Thermo Agreements" shall mean (i) the Contribution Agreement, dated as of February 18, 1998, by and among Thermo LLC, a Colorado limited liability company, Thermo Ft. Lupton, L.P., a Colorado limited partnership, Thermo Investments Limited Partnership, a Colorado limited partnership, Crystal River Energy Company, a California corporation, James Monroe III, an individual, Curtis R. Jensen, an individual, Paul R. Steinway, an individual, and KN Cogeneration, Inc., a Colorado corporation; (ii) the Purchase Agreement, dated as of February 18, 1998, by and among James Monroe III, an individual, Thermo Greeley I, Inc., a Colorado corporation, and KN Thermo Acquisition, Inc., a Colorado corporation; (iii) the Master Joint Venture Agreement, dated as of February 18, 1998, by and among James Monroe III, an individual, Curtis R. Jensen, an individual, Paul Steinway, an individual, Thermo LLC, a Colorado limited liability company, and KN Cogeneration, a Colorado corporation; and (iv) the Transaction Modification Agreement, dated as of August 27, 1998, by and among Thermo LLC, a Colorado limited liability company, Thermo Ft. Lupton, L.P., a Colorado limited partnership, Thermo Investments Limited Partnership, a Colorado limited partnership, Crystal River Energy Company, a California corporation, James Monroe III, an individual, James Monroe III, as trustee under that certain restated Declaration and Agreement of Trust dated August 10, 1997, originally dated January 1, 1997, Curtis R. Jensen, an individual, Thermo Greeley I, Inc., a Colorado corporation, KN Cogeneration, Inc., a Colorado corporation, and KN Thermo Acquisition, Inc., a Colorado corporation; and (v) any other Parent Contracts arising from or related to the relationship between the Company and its affiliates, on the one hand, and Thermo, LLC and its affiliates (including, the parties set forth in clauses (i) through (iv) above), on the other hand; including in each case any and all exhibits, attachments or amendments to the above referenced agreements.

          SECTION 9.6 Other Defined Terms. The following terms shall have the respective meanings given to such terms in the Sections set forth below:

Term                                                                     Section
----                                                                     -------
1935 Act.....................................................................3.5
Agreement...............................................................Recitals
Alternative Transaction...................................................8.3(b)
Blue Sky Laws.............................................................3.4(c)
Certificate of Merger........................................................1.3
Certificates..............................................................2.3(a)
Class A Common Stock......................................................2.1(b)
Class B Common Stock......................................................2.1(b)
Closing......................................................................1.2
Closing Agreement.........................................................3.8(k)
Closing Date.................................................................1.2
Code....................................................................Recitals
Company.................................................................Recitals
Company Acquisition Proposal..............................................6.2(b)
Company Benefit Plans....................................................4.10(a)
Company Common Stock......................................................2.1(b)
Company Contracts...........................................................4.18
Company Disclosure Schedule..................................................4.1
Company Financial Statements.................................................4.5
Company Required Consents.................................................4.4(b)
Company SEC Reports..........................................................4.5
Company Stockholders' Approval..............................................4.27
Confidentiality Agreement.................................................6.3(b)
Constituent Corporations.....................................................1.4
CPUC......................................................................3.4(c)
DGCL....................................................................Recitals
DOJ..........................................................................6.5
Easements...................................................................3.23
Effective Time...............................................................1.3
Employment Agreement........................................................6.12

Encumbrances.................................................................3.2
Environmental Permits.......................................................3.10
ERISA.....................................................................3.9(a)
Exchange Ratio............................................................2.1(c)
Exchange Act..............................................................3.4(c)
Expenses..................................................................8.3(c)
FERC.........................................................................3.5
Form S-4....................................................................3.27
FTC..........................................................................6.5
Gas Act......................................................................3.5
Governance Agreement........................................................6.13
Governmental Authority....................................................3.4(c)
HSR Act ..................................................................3.4(c)
Intellectual Property....................................................3.26(b)
Interim Operating Committee.................................................6.11
IRS.......................................................................3.8(p)
Joint Proxy Statement.......................................................3.27
KGCC.....................................................................3.12(b)
Merger..................................................................Recitals
Merger Consideration......................................................2.1(c)
Merger Sub..............................................................Recitals
Net Parent Position.........................................................3.24
NGPA.........................................................................3.5
NYSE.........................................................................2.2
Parent..................................................................Recitals
Parent Acquisition Proposal...............................................6.2(a)
Parent Benefit Plans......................................................3.9(a)
Parent Class A Preferred Stock...............................................3.3
Parent Class B Preferred Stock...............................................3.3
Parent Common Stock.......................................................2.1(c)
Parent Contracts............................................................3.19
Parent Disclosure Schedule...................................................3.1
Parent Financial Statements..................................................3.5
Parent Financial Advisors...................................................3.13
Parent Required Consents..................................................3.4(b)
Parent Required Statutory Approvals..........................................3.4
Parent Rights Agreement.....................................................3.15
Parent SEC Reports...........................................................3.5
Parent Stockholders' Approval............................................3.12(a)
Parent Trading Guidelines...................................................3.24

PBGC......................................................................3.9(e)
PEPS Units...................................................................3.3
Power Act....................................................................3.5
PURPA....................................................................3.11(b)
Registration Statement.......................................................4.8
SEC..........................................................................3.5
Securities Act............................................................2.3(a)
Superior Proposal.........................................................6.2(a)
Surviving Corporation........................................................1.1
Task Force..................................................................6.11
Tax Ruling................................................................3.8(k)
Termination Fee...........................................................8.3(b)


          SECTION 9.7 Descriptive Headings. The descriptive headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

          SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute a single agreement.

          SECTION 9.10 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Confidentiality Agreement and the other agreements referred to herein or contemplated hereby, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          SECTION 9.11 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

          SECTION 9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

          SECTION 9.13 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, the other party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. In the event that any action should be brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first written above.


                                        K N ENERGY, INC.



                                        By:  /s/ Stewart A. Bliss
                                             -----------------------------------
                                             Name:   Stewart A. Bliss
                                             Title:  Interim CEO


                                        ROCKIES MERGER CORP.



                                        By:  /s/ Stewart A. Bliss
                                             -----------------------------------
                                             Name:   Stewart A. Bliss
                                             Title:  Vice President


                                        KINDER MORGAN, INC.



                                        By:  /s/ William V. Morgan
                                             -----------------------------------
                                             Name:   William V. Morgan
                                             Title:  Vice Chairman and President

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   THE MERGER

SECTION 1.1    The Merger....................................................  1
SECTION 1.2    Closing.......................................................  2
SECTION 1.3    Effective Time................................................  2
SECTION 1.4    Effects of the Merger.........................................  2
SECTION 1.5    Certificate of Incorporation and Bylaws of the
               Surviving Corporation.........................................  2
SECTION 1.6    Directors and Officers of the Surviving Corporation...........  2
SECTION 1.7    Tax Consequences..............................................  2

                                   ARTICLE II

                            CONVERSION OF SECURITIES

SECTION 2.1    Effect on the Stock of the Constituent Corporations.  ........  3
SECTION 2.2    Fractional Interests..........................................  4
SECTION 2.3    Exchange of Certificates; Stock Transfer Books................  4

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

SECTION 3.1    Organization and Qualification................................  6
SECTION 3.2    Subsidiaries..................................................  6
SECTION 3.3    Capitalization................................................  7
SECTION 3.4    Authority; Non-Contravention; Statutory Approvals;
               Compliance....................................................  8
SECTION 3.5    Reports and Financial Statements.............................. 10
SECTION 3.6    Absence of Certain Changes or Events; Absence of
               Undisclosed Liabilities....................................... 11
SECTION 3.7    Litigation; Regulatory Proceedings............................ 12
SECTION 3.8    Tax Matters................................................... 12

SECTION 3.9    Employee Matters; ERISA....................................... 16
SECTION 3.10   Environmental Protection...................................... 18
SECTION 3.11   Regulation.................................................... 21
SECTION 3.12   Vote Required................................................. 22
SECTION 3.13   Opinions of Financial Advisors................................ 23
SECTION 3.14   Insurance..................................................... 23
SECTION 3.15   Parent Rights Agreement....................................... 23
SECTION 3.16   Brokers....................................................... 24
SECTION 3.17   No Agreements to Sell Parent or Its Assets.................... 24
SECTION 3.18   Assets........................................................ 24
SECTION 3.19   Contracts and Commitments..................................... 24
SECTION 3.20   Absence of Breaches or Defaults............................... 26
SECTION 3.21   Labor Matters................................................. 27
SECTION 3.22   Affiliate Transactions........................................ 28
SECTION 3.23   Easements..................................................... 28
SECTION 3.24   Commodity Price Exposure...................................... 29
SECTION 3.25   Year 2000..................................................... 29
SECTION 3.26   Intellectual Property and Software............................ 29
SECTION 3.27   Form S-4 and Joint Proxy Statement............................ 30

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY


SECTION 4.1    Organization and Qualification................................ 31
SECTION 4.2    Subsidiaries.................................................. 31
SECTION 4.3    Capitalization................................................ 32
SECTION 4.4    Authority; Non-Contravention; Statutory Approvals;
               Compliance.................................................... 33
SECTION 4.5    Reports and Financial Statements.............................. 35
SECTION 4.6    Absence of Certain Changes or Events; Absence of
               Undisclosed Liabilities....................................... 36
SECTION 4.7    Litigation; Regulatory Proceedings............................ 36
SECTION 4.8    Form S-4 and Proxy Statement.................................. 37
SECTION 4.9    Tax Matters................................................... 37
SECTION 4.10   Employee Matters; ERISA....................................... 41
SECTION 4.11   Environmental Protection...................................... 43
SECTION 4.12   Regulation.................................................... 45

SECTION 4.13   Insurance..................................................... 45
SECTION 4.14   Company Rights Agreement...................................... 46
SECTION 4.15   Brokers....................................................... 46
SECTION 4.16   No Other Agreements to Sell the Company or Its Assets......... 46
SECTION 4.17   Assets........................................................ 46
SECTION 4.18   Contracts and Commitments..................................... 47
SECTION 4.19   Absence of Breaches or Defaults............................... 48
SECTION 4.20   Labor Matters................................................. 49
SECTION 4.21   Affiliate Transactions........................................ 49
SECTION 4.22   Easements..................................................... 49
SECTION 4.23   Commodity Price Exposure...................................... 50
SECTION 4.24   Year 2000..................................................... 50
SECTION 4.25   Intellectual Property and Software............................ 50
SECTION 4.26   Nature of the Company's Business.............................. 51
SECTION 4.27   Vote Required................................................. 51
SECTION 4.28   Ownership of Parent Common Stock.............................. 51
SECTION 4.29   Section 203 of the DGCL....................................... 51

                                    ARTICLE V

                              COVENANTS RELATING TO
                               CONDUCT OF BUSINESS

SECTION 5.1    Conduct of the Company's Business Pending the Merger.......... 52
SECTION 5.2    Conduct of Parent's Business Pending the Merger............... 55

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.1    Preparation of Form S-4 and the Joint Proxy Statement;
               Stockholder Meetings.......................................... 60
SECTION 6.2    No Solicitation............................................... 61
SECTION 6.3    Access to Information......................................... 63
SECTION 6.4    Notification of Certain Matters............................... 63
SECTION 6.5    Further Action................................................ 64
SECTION 6.6    Stock Exchange Listing........................................ 64
SECTION 6.7    Affiliates.................................................... 65
SECTION 6.8    Public Announcements.......................................... 65
SECTION 6.9    Rights Agreement.............................................. 65

SECTION 6.10   Takeover Statutes............................................. 65
SECTION 6.11   Transition Management......................................... 65
SECTION 6.12   Employment Agreement.......................................... 66
SECTION 6.13   Governance Agreement.......................................... 66
SECTION 6.14   No Investment in Parent Common Stock.......................... 66
SECTION 6.15   Bank Holding Company Act...................................... 66

                                   ARTICLE VII

                                   CONDITIONS

SECTION 7.1    Conditions to the Obligations of Each Party to
               Effect the Merger............................................. 66
SECTION 7.2    Conditions to the Obligations of Parent and Merger Sub ....... 67
SECTION 7.3    Conditions to the Obligations of the Company.................. 68

                                  ARTICLE VIII

                                   TERMINATION

SECTION 8.1    Termination................................................... 70
SECTION 8.2    Effect of Termination......................................... 73
SECTION 8.3    Fees and Expenses............................................. 73

                                   ARTICLE IX

                                  MISCELLANEOUS
SECTION 9.1    Non-Survival of Representations, Warranties
               and Agreements................................................ 74
SECTION 9.2    Amendment..................................................... 75
SECTION 9.3    Extension; Waiver............................................. 75
SECTION 9.4    Notices....................................................... 75
SECTION 9.5    Certain Definitions........................................... 76
SECTION 9.7    Descriptive Headings.......................................... 82
SECTION 9.8    Severability.................................................. 82
SECTION 9.9    Counterparts.................................................. 82
SECTION 9.10   Entire Agreement; No Third Party Beneficiaries................ 82
SECTION 9.11   Governing Law................................................. 83
SECTION 9.12   Assignment.................................................... 83
SECTION 9.13   Specific Performance.......................................... 83

EXHIBIT A      -    Form of Affiliate Letter
EXHIBIT B      -    Form of Employment Agreement
EXHIBIT C      -    Form of Governance Agreement

                                                                       EXHIBIT A
                            FORM OF AFFILIATE LETTER


                                                                       [Date]

K N Energy, Inc.
370 Van Gordon Street
Phase II - 4th Floor SE
Lakewood, Colorado  80228-8304

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Kinder Morgan, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 8, 1999 (the "Merger Agreement"), among K N Energy, Inc., a Kansas corporation ("Parent"), Rockies Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger").

          As a result of the Merger, I may receive shares of Parent Common Stock (as defined in the Merger Agreement) (the "Merger Consideration") in exchange for shares of Company Common Stock (as defined in the Merger Agreement) owned by me.

          1. Compliance with the Act. I represent, warrant and covenant to Parent that in the event I receive any Merger Consideration as a result of the
Merger:

               A. I shall not make any sale, transfer or other disposition of the Merger Consideration in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Merger Consideration to the extent I felt necessary, with my counsel or counsel for the Company.

               C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Company, I may be deemed to have been an affiliate of Company and the distribution by me of the Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          2. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          3. I also understand that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock issued to me and that there will be placed on the certificates for the Parent Common Stock issued to me or any substitutions therefor a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          4. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               It is understood and agreed that the legends set forth in paragraph 3 and 4 above will be removed by delivery of substituted certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

          5. Certain Tax Matters. The undersigned does not intend to take a position on any federal or state income tax return that is inconsistent with the treatment of the Merger as a tax-free reorganization for federal or state income tax purposes.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                        Very truly yours,



                                        Name: _________________________________
Accepted this ______ day of
___________, 1999 by

K N ENERGY, INC.



By:____________________________________

Name:__________________________________

Title:_________________________________

                                                                       EXHIBIT B

                              EMPLOYMENT AGREEMENT


          This Agreement (the "Agreement") is made and entered into on _______ __, 1999 (the "Effective Date"), between KN Energy, Inc., (the "Company"), a Kansas corporation, and Richard D. Kinder, a resident of Texas ("Employee").

          WHEREAS, the Company, Kinder Morgan, Inc. and Rockies Merger Corp. have entered into an Agreement and Plan of Merger, dated as of July 8, 1999, whereby Rockies Merger Corp. will be merged with and into Kinder Morgan, Inc. (the "Merger");

          WHEREAS, the Company desires to retain Employee under the terms and conditions set forth herein and Employee has agreed to be so employed;


          NOW THEREFORE BE IT RESOLVED, in consideration for the mutual promises and covenants contained herein, the parties hereto agree as follows:

          1. Agreement to Employ. The Company hereby employs Employee and Employee hereby accepts employment upon the terms and conditions hereinafter set forth. Employee will initially serve as the Chief Executive Officer of the Company and will perform such other duties as may be designated or assigned to him from time to time by the Company's Board of Directors and which are consistent with the executive-level responsibilities currently assigned to Employee. During the term or any extension hereof of this Agreement, Employee shall serve as the chairman of the Company's Board of Directors. Employee agrees to devote substantially all of his time to the discharge of the affairs of the Company and its subsidiaries; but, the Company acknowledges that Employee has outside business interests and agrees that Employee may devote a portion of his time and attention to such business interests provided such business interests do not interfere with Employee's performance of his duties hereunder.

          2.   Compensation.

               a. Salary and Bonus. For all services to be rendered by Employee, the Company shall pay Employee a salary at the rate of $750,000.00 per year, in installments on equal frequency to the Company's standard payroll practices. Salary payments shall be subject to withholding and other applicable taxes (e.g., federal and state withholding, FICA, earnings tax, etc.). The amount of salary due to Employee under this Agreement for any period of time less than one (1) month shall be prorated, based upon the number of days worked by Employee. In addition to a salary, Employee shall be paid bonuses in such amounts as determined by the Company's Board of Directors and any applicable Company plan.

               b. Salary Adjustments. The salary payable to Employee hereunder will be adjusted on each anniversary of the Effective Date, by the greater of (i) increasing it in the same proportion that the "Consumer Price Index" most recently published (as of such anniversary) by the United States Department of Labor has increased in comparison to the Consumer Price Index which had been most recently published by the Department of Labor one (1) year earlier or (ii) increasing it by an amount determined by the Company's Board of Directors. The Company will notify Employee each year of the amount of the CPI increase and Employee's salary for that year. No decrease in Employee salary, as adjusted from time to time, will occur as a result of the adjustments provided herein. The "Consumer Price Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, for all items, as promulgated by the Bureau of Labor Statistics of the United States Department of Labor (or if publication of such index is discontinued, any substantially equivalent successor index).

          3. Term. This Agreement shall be for a term commencing on the Effective Date and continuing for an initial term of three (3) years. The term of this Agreement shall be extended on each anniversary of the Effective Date for an additional one (1) year period, such that as of each anniversary of the Effective Date, there shall be three (3) years remaining in the term of this Agreement.

          4. Personnel Policies and Employee Benefits. The general personnel policies of the Company will apply to Employee with the same force and effect as to any other employee of the Company, except to the extent such general personnel policies are inconsistent with the terms and provisions of this Agreement, in which event, the terms and provisions of this Agreement shall control. Such personnel policies shall include Employee's eligibility for employee benefits, if any, such as insurance of any kind, including life, medical and disability insurance, and similar employee benefits as the Board of Directors of the Company determines, in its sole discretion, from time to time. In the event that the Company's general personnel policies provide benefits or compensation to the Company's employees such as vacation, and Employee is given a similar or comparable benefit pursuant to this Agreement, the benefit shall not be cumulative and Employee shall be entitled only to the benefits conferred by this Agreement.

          5.   Termination of Employment by the Company.

               a. Without Cause. The Company may terminate Employee's employment under this Agreement at any time without Cause (as hereinafter defined); provided, however, that in such event, the Company shall pay Severance Benefits (as defined herein below) to Employee within ten days of Employee's termination.

               b. With Cause. The Company may terminate Employee's employment under this Agreement at any time for Cause effective immediately upon Notice of Termination. In the event the Company terminates this Agreement for Cause on the part of Employee, Employee shall receive salary for the period to the date of his termination, but the Company shall not be obligated to pay any salary or other compensation for any period of time after such termination. Employee shall not be entitled to receive severance pay from the Company if his employment is terminated for Cause. For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following events:

                    (i) A Grand Jury indictment or a prosecutorial information (or any procedurally equivalent action) charging Employee with illegal or fraudulent acts, criminal conduct or willful misconduct whether or not relating to the activities of the Company;

                    (ii) A Grand Jury indictment or a prosecutorial information (or any procedurally equivalent action) charging Employee with any criminal acts involving moral turpitude whether or not having a material adverse effect upon the Company;

                    (iii) Grossly negligent failure by Employee to perform his duties in a manner which he knows, or has reason to know, to be in the Company's best interests;

                    (iv) Bad faith refusal by Employee to carry out reasonable instructions of the Board not inconsistent with the provisions of this Agreement; or

                    (v) Material violation by the Employee of any of the terms of this Agreement.

               c. Death. If Employee dies during the term of this Agreement, within 10 days of such death the Company shall pay to Employee's estate an amount equal to Employee's annual salary as severance pay. Once such severance pay is received by Employee's estate this Agreement shall terminate.

               d. Disability. The Company may terminate Employee's employment under this Agreement at any time effective immediately upon written Notice of Termination if Employee becomes "totally and permanently disabled" (as hereinafter defined) so as to preclude Employee from performing his duties hereunder. If so terminated, Employee shall be entitled to receive: (i) the amount of any insurance proceeds payable to Employee under disability insurance policies, if any, then maintained for Employee's (and not the Company's) benefit; and (ii) salary through the effective date of termination of employment. Employee shall be deemed to be "totally and permanently disabled" (x) if Employee provides written acknowledgment thereof (or if Employee is unable to give such acknowledgment, it is provided by any adult member of his family), (y) a qualified independent physician selected by the Company shall have provided his opinion that Employee either (1) is permanently disabled, or (2) is incapable of resuming substantially full performance of his duties for the Company for a period of at least six (6) months, or (z) Employee refuses to submit to an examination by an independent physician selected by the Company for purposes of determining whether a total and permanent disability has occurred.

          6.   Termination of Employment by Employee.

               a. Employee shall have the right to terminate his employment at any time by providing at least thirty (30) days' prior written notice of termination to the Company. Following such termination, Employee shall receive salary for the period through the date of termination, but the Company shall not be obligated to pay any salary or compensation (including severance pay) for any period of time after such termination.

               b. If Employee is subject to a Change in Duties as defined herein below, at Employee's option Employee may elect to immediately terminate this Agreement and receive Severance Benefits (as hereinafter defined) within ten days after termination.

               "Change in Duties" shall mean, without Employee's written consent, the occurrence of any one or more of the following:

                    i. A significant reduction in the nature, scope of authority or duties of Employee from those applicable to him immediately prior to such reduction;

                    ii. A substantial reduction in Employee's existing annual base salary or bonus opportunity under any applicable bonus or incentive compensation plan from that provided to him immediately prior to such reduction;

                    iii. Receipt of employee benefits (including but not limited to medical, dental, life insurance, accidental death and dismemberment, and long-term disability plans) and perquisites by Employee that are materially inconsistent with the employee benefits and perquisites provided by the Company to executives with comparable duties immediately prior to such receipt; or

                    iv. A substantial change in the location of Employee's principal place of employment by the Company by more than 50 miles from the location where he is then principally employed.

          7. Notice of Termination. Any termination of Employee's employment by the Company pursuant to Section 5 or by Employee pursuant to Section 6 shall be communicated by written Notice of Termination to the other party hereto. Said Notice shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Company:

                         KN Energy, Inc.
                         370 Van Gordon Street
                         Lakewood, Colorado
                         Attention:  President

                    If to the Employee:

                         Richard D. Kinder
                         1301 McKinney, Suite 3400
                         Houston, Texas 77010

or at such other address as either party may designate in writing to the other.

          8. Company Property; Confidentiality. Upon termination of this Agreement for any reason whatsoever, Employee shall immediately deliver to the Company any and all confidential, proprietary or other property, tangible or intangible, of the Company. Employee agrees to maintain the confidentiality of all trade secrets and proprietary and confidential information (collectively, the "Confidential Information") of the Company, both during and subsequent to any periods of employment with the Company, and Employee will not, without express written authorization by the Company, directly or indirectly reveal or cause or allow to be revealed any such Confidential Information to any person other than to the Company's employees who are authorized to receive such Confidential Information in order to perform their duties for the Company, nor will Employee use any such Confidential Information to the detriment of the Company or other than in the course of his employment with the Company.

          9. Intellectual Property. Any interest in patents, patent applications, inventions, copyrights, developments and processes ("Inventions") which Employee now or hereafter during the period Employee is employed by the Company may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the

Company all his right, title and interest in and to the Inventions free and clear of all liens, charges and encumbrances.

          10. Key-Man Life Insurance. If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of the Employee. The disposition of the proceeds of such policy shall be in the sole discretion of the Company.

          11.  Severance Benefits. Severance Benefits include the following:

               a. A lump sum cash payment in an amount equal to three times the aggregate of (x) Employee's current base salary and (y) the greater of (i) the amount of any cash incentive bonus to be paid to Employee pursuant to any applicable Company plan based on the maximum of the current year's target or (ii) Employee's aggregate cash bonus paid with regard to the Company's prior fiscal year.

               b. Employee shall be entitled to continue the medical, dental, life insurance and accidental death and dismemberment coverages provided by the Company to its active employees for up to 36 months. Such benefit rights shall apply only to those medical, dental, life insurance and accidental death and dismemberment coverages provided by the Company to its active employees which the Company has in effect from time to time for active employees. Medical, dental, life insurance and accidental death and dismemberment coverages provided by the Company to its active employees shall immediately end upon Employee's obtainment of new employment and eligibility for reasonably comparable medical, dental, life insurance and accidental death and dismemberment coverages provided by the Company to its then active employees (with Employee being obligated hereunder to promptly report such eligibility to the Company). Nothing herein shall be deemed to adversely affect in any way the additional rights, after consideration of this extension period, of Employee and his eligible dependents to health care continuation coverage as required pursuant to Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

               c. The severance payments under this Agreement shall be paid to Employee on or before the 10th business day after the last day of Employee's employment with the Company. Any severance benefits paid pursuant to this Paragraph will be deemed to be a severance payment and not compensation for purposes of determining benefits under the Company's qualified plans and shall be subject to any required tax withholding.

               d. Notwithstanding anything to the contrary in this or any other agreement, upon a termination of Employee's employment under
          Section 5 (other than Section 5b), Employee's stock options, restricted stock, and other stock awards granted and outstanding under all KN Energy, Inc. or subsidiary stock plans shall become immediately exercisable and all restrictions thereon shall be removed.

          12. Certain Additional Payments by the Company. Notwithstanding anything to the contrary in this Agreement, in the event that any payment or distribution by the Company to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to Employee an additional payment (a "Gross-up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. The Company and Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Employee shall notify the Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require the Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by the Company and Employee) within five days of the receipt of such claim. The Company shall notify Employee in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If the Company decides to contest such claim, Employee shall cooperate fully with the Company in such action; provided, however, the Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of the Company's action. If, as a result of the Company's action with respect to a claim, Employee receives a refund of any amount paid by the Company with respect to such claim, Employee shall promptly pay such refund to the Company. If the Company fails to timely notify Employee whether it will contest such claim or the Company determines not to contest such claim, then the Company shall immediately pay to Employee the portion of such claim, if any, which it has not previously paid to Employee.

          13.  Restrictive Covenant.

               a. Non-Competition. Employee agrees that while he remains in the employ of the Company and for a period of twelve (12) months following termination of such employment with cause pursuant to
          Section 5b or by Employee pursuant to Section 6a, Employee will not anywhere in the United States, directly or indirectly, own, manage, operate, join, contract or participate in the ownership, management or control of or be employed by or be connected in any manner with any business which is or may be competitive in any manner to the business engaged in as of the date of such termination by the Company or any partnership in which the Company is a general partner or any of the direct or indirect subsidiaries or affiliates of such partnerships, (collectively, excluding the Company, the "Company Affiliates"). Notwithstanding the foregoing, both during and subsequent to his employment with the Company, Employee may: (i) own up to five percent (5%) of the outstanding equity securities of any corporation, partnership or other business which is listed upon a national stock exchange or traded in the over-the-counter market, and (ii) continue his ownership, management, operation, control and other participation with those businesses in which Employee is involved as of the Effective Date and any additional businesses or opportunities which have been approved by the Board of Directors of the Company or its Conflicts and Audit Committee (or other appropriate committee of the Board of Directors).

               b.   Reformation. In the event any restriction contained in
          Section 13a should be considered by any court of competent jurisdiction to be unenforceable because it is unreasonable either in length of time or area to which said restriction applies, it is the intent of the parties hereto that said court reduce and reform the provisions thereof so as to apply to limits considered enforceable by said court.

               c. Specific Performance. Recognizing that irreparable damage will result to the Company and/or the Company Affiliates in the event of breach of the covenants and assurances of Section 13a by Employee, the Company and/or the Company Affiliates shall be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining Employee and each and every person, firm, company, corporation, partnership or other entity acting in concert or participating with Employee from the continuation of such breach, and in addition thereto, Employee shall pay to the Company and the Company Affiliates all ascertainable damages, including costs and reasonable attorneys' fees and expenses, sustained by the Company and the Company Affiliates by reason of the breach of said covenants and assurances.

          14. Expense Reimbursement. Employee shall be reimbursed by the Company for the reasonable and necessary business expenses incurred by Employee in the discharge of his duties, subject to the Company's standard policies and procedures related to expense reimbursement and approval thereof.

          15. Waiver. Failure of either party to demand strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment by either party of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

          16. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          17. Governing Law; Binding Effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its principal of conflicts law, and shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

          18. Entire and Final Agreement. This Agreement shall supersede any and all agreements of employment, oral or written (including correspondence, memoranda, term sheets, etc.), heretofore existing and contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified orally, but only by an agreement in writing, signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

          19. Assignment. This Agreement is not assignable by any party hereto without the written consent of the other parties hereto.

          20. Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and Employee has hereunto set his hand the day and year first above written.


EMPLOYEE:                               COMPANY:

                                        KN ENERGY, INC.



______________________________          By:_____________________________________
Richard D. Kinder                       Name:___________________________________
                                        Title:__________________________________

                                                                       EXHIBIT C







                              GOVERNANCE AGREEMENT




                                     between


                                K N ENERGY, INC.,


                               RICHARD D. KINDER,

                                       and

                             MORGAN ASSOCIATES, INC.







                               DATED AS OF  , 1999

                              GOVERNANCE AGREEMENT

          THIS GOVERNANCE AGREEMENT (this "Agreement"), dated as of ____ __, 1999, is entered into by and among K N Energy, Inc., a Kansas corporation (the "Company"), Richard D. Kinder, an individual ("Kinder"), and Morgan Associates, Inc. ("Morgan"), a Kansas corporation wholly-owned by William V. Morgan. Kinder and Morgan shall together be referred to herein as the "Stockholders".

          WHEREAS, the Company, Rockies Merger Corp., Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Kinder Morgan, Inc., a Delaware corporation ("KM Inc."), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated July 8, 1999, pursuant to which Merger Sub will merge with and into KM Inc. on the terms and conditions set forth therein (the "Merger"); and

          WHEREAS, the Stockholders Beneficially Own (as defined herein) approximately 81% of KM Inc., and after giving effect to the Merger, the Stockholders will Beneficially Own approximately 30% of the Company; and

          WHEREAS, as a condition to the willingness of the Company and KM Inc., respectively, to enter into the Merger Agreement, and each party, in order to induce the other to enter into such agreement, has agreed to execute and deliver this Agreement concurrently with the Closing under the Merger Agreement (the "Merger Closing"); and

          WHEREAS, the Company and the Stockholders desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company after the Merger Closing; and

          WHEREAS, the Company and the Stockholders also desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by the Stockholders.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

          "Associate" has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

          "Beneficial Ownership" and any derivative thereto has the meaning set forth in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

          "Board" means the Board of Directors of the Company.

          "Broad Distribution" means a distribution of Voting Securities that, to the knowledge, after due inquiry, of the Person on whose behalf such distribution is being made, will not result in the acquisition by any other Person of any such Voting Securities to the extent that, after giving effect to such acquisition, such acquiring Person would hold in excess of the greater of
(x) 5% of the Total Voting Power of the Company or (y) if such acquiring Person is an institutional investor eligible to file a Statement on Schedule 13G (or any successor form) with respect to its investment in the Company, 7% of the Total Voting Power of the Company.

          "Buyout Transaction" means a tender offer, merger, sale of all or substantially all of the Company's assets or any similar transaction involving the Company or any of its Subsidiaries, on the one hand, and either of the Stockholders or any Affiliate of either of the Stockholders, on the other, that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of all Voting Securities Beneficially Owned by such holder.

          "Closing" shall have the meaning set forth in Section 1.2 of the Merger Agreement.

          "Common Stock" means the common stock, par value $5.00 per share, of the Company.

          "Company" has the meaning set forth in the recitals to this Agreement.

          "Control" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Governmental Entity" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

          "Group" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

          "Independent Director" means a director of the Company who (i) is in fact independent; (ii) is not (apart from such directorship) an officer, Affiliate, employee, principal stockholder or partner of KM Inc. or the Stockholders, as applicable, or any Affiliate of KM Inc. or the Stockholders; and (iii) is deemed independent under New York Stock Exchange Rule 303 in effect on the date of this Agreement.

          "KM Inc." has the meaning set forth in the recitals to this Agreement.

          "Maximum Ownership Percentage" shall mean 49.9%.

          "Merger" has the meaning set forth in the recitals to this Agreement.

          "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

          "Merger Closing" has the meaning set forth in the recitals to this Agreement.

          "Merger Sub" has the meaning set forth in the recitals to this Agreement.

          "Other Holders" means the holders of the Other Shares.

          "Other Shares" means Voting Securities not Beneficially Owned by the Stockholders.

          "Person" means any individual, group, corporation, firm, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

          "SEC" means the Securities and Exchange Commission or any successor Governmental Entity.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Stockholder Vote" means as to any matter to be presented to the holders of Voting Securities, a vote at a duly called and held annual or special meeting of the holders of Voting Securities entitled to vote on such matter.

          "Stockholders" has the meaning set forth in the recitals to this Agreement.

          "Stockholder Directors" means Stockholder Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

          "Stockholder Nominees" means such Persons as are so designated by the Stockholders, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section 2.3 hereof.

          "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

          "Third Party Offer" means a bona fide offer to enter into a Buyout Transaction by a Person other than the Stockholders, an Affiliate of the Stockholders or any Person acting on behalf of the Stockholders or any Affiliate of the Stockholders.

          "Total Voting Power of the Company" means the total number of votes that may be cast in the election of directors of the Company if all Voting Securities outstanding or treated as outstanding pursuant to the final sentence of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Company Beneficially Owned by any Person is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are then subject to immediate issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights (the "Rights") Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by such Person, but any Rights Beneficially Owned by any other Person shall not be deemed to be outstanding for purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by the Person with respect to whom the calculation is being performed.

          "Voting Securities" means Common Stock and any other securities of the Company or any Subsidiary of the Company entitled to vote generally in the election of directors of the Company or such Subsidiary of the Company.


                                   ARTICLE II

                              CORPORATE GOVERNANCE

          SECTION 2.1 Board of Directors. Upon the effectiveness of the resignation of those current members of the Company's Board who are not designated in Annex A hereof and in anticipation of such resignations, the Company shall cause the Board to (i) amend the Bylaws of the Company to decrease the number of Board members from fifteen (15) to ten (10) and (ii) fill the four
(4) vacancies on the Company's Board with the Stockholder Directors listed in Annex A hereof such that effective as of the Closing, the Board shall consist of ten (10) members, four (4) of whom shall be Stockholder Directors. Effective as of the Closing, the Board members of the Company and their respective classes shall be as indicated in Annex A hereto.

          SECTION 2.2 Independent Directors. Until the termination of this Agreement as provided in Article V hereof, the total number of Independent Directors shall at all times constitute a majority of the Board.

          SECTION 2.3 Board Representation of Stockholders. The parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to the stockholders of the Company for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of four (4) Stockholder Directors.

          SECTION 2.4 Designation of Slate. Any Stockholder Nominees that are included in a slate of directors pursuant to Section 2.3 shall be designated by the Stockholders, and any non-Stockholder Nominees that are to be included in any slate of directors shall be designated in accordance with the Bylaws of the Company. The Company's nominating committee shall nominate each person so designated.

          SECTION 2.5 Resignations and Replacements. If at any time a member of the Board resigns or is removed, a new member shall be designated to replace such member until the next election of directors. If, consistent with Section 2.3, the replacement director is to be a Stockholder Director, the Stockholders shall designate the replacement Stockholder Director.

          SECTION 2.6 Solicitation and Voting of Shares. (a) The Company shall use reasonable efforts to solicit from the stockholders of the Company eligible to vote for the election of directors proxies in favor of the Board nominees selected in accordance with Section 2.3 and 2.4.

               (b) In any election of directors, the Stockholders will vote or execute a written consent with respect to all Voting Securities as to which they are entitled to vote or execute a written consent for all nominees in accordance with the provisions of Section 2.3 and 2.4. In addition, the Stockholders agree that neither they nor any Affiliate will vote, or act by written consent with respect to any Voting Securities, in favor of any amendment of the Company's Restated Articles of Incorporation or Bylaws which would be inconsistent with the governance provisions contained in this Agreement.


                                   ARTICLE III

                                   STANDSTILL

          SECTION 3.1 Standstill. (a) Except as otherwise expressly provided in this Agreement (including this Section 3.1, Section 3.2 or Section 3.3) or as specifically approved by a majority of the Independent Directors, the Stockholders shall not, directly or indirectly: (i) by purchase or otherwise, acquire, agree to acquire or offer to acquire Beneficial Ownership of any Voting Securities or direct or indirect rights or options to Beneficially Own Voting Securities (including any voting trust certificates representing such securities) if after such acquisition the Voting Securities then Beneficially Owned by the Stockholders would exceed the Maximum Ownership Percentage of the then outstanding number of Voting Securities of the Company; (ii) enter into, propose to enter into, solicit or support any merger or business combination or similar transaction involving the Company or any of its Subsidiaries, on the one hand, and either of the Stockholders or any Affiliate of either of the Stockholders, on the other, or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of the Company or any of its Subsidiaries by either of the Stockholders or by any Affiliate of either of the Stockholders; (iii) form, join or in any way participate in a Group (other than a Group consisting solely of the Stockholders) formed for the purpose of acquiring, holding, voting or disposing of or taking any other action with respect to Voting Securities that would be required under Section 13(d) of the Exchange Act to file a Statement on
Schedule 13D with respect to such Voting Securities if the Group would Beneficially Own more than the Maximum Ownership Percentage of the then outstanding number of Voting Securities of the Company; (iv) deposit any Voting Securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement) which would entitle any Person to Control more than the Maximum Ownership Percentage of the Total Voting Power of the Company; (v) take any action challenging the validity or enforceability of the foregoing or which would be inconsistent with the foregoing ; or (vi) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

               (b) Nothing in this Agreement shall (i) prohibit or restrict the Stockholders from responding to any inquiries from any stockholders of the Company as to the Stockholders' intention with respect to the voting of any Voting Securities Beneficially Owned by the Stockholders so long as such response is consistent with the terms of this Agreement; (ii) restrict the right of each Stockholder Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her duties as a director or committee member or the manner in which a Stockholder Nominee may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof;
(iii) prohibit the Stockholders from Beneficially Owning Voting Securities issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which the Stockholders are permitted to Beneficially Own under this Agreement; (iv) prohibit any officer, director, employee or agent of the Stockholders from purchasing or otherwise acquiring Voting Securities so long as he or she is not a member of a group that includes the Stockholders or is not otherwise acting on behalf of the Stockholders; or
(v) prohibit the Stockholders from disclosing in accordance with their obligations (if any) under the federal securities laws or other applicable law its (if any) that the Company has become the subject of a Buyout Transaction or a Third Party Offer.

          SECTION 3.2 Buyout Transaction by Stockholders. Nothing in this Agreement shall prohibit or restrict the Stockholders from proposing, participating in, supporting or causing the consummation of a Buyout Transaction if (i) a majority of the Company's Independent Directors approve the Buyout Transaction and (ii) the Company receives a written opinion from a nationally-recognized investment bank to the effect that the Buyout Transaction is fair to all of the Company's stockholders from a financial point of view.

          SECTION 3.3 Third Party Offers. In the event that the Company becomes the subject of a Third Party Offer, the Stockholders may not support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell its Voting Securities to the Person making such Third Party Offer unless the Third Party Offer is made available to all of the Company's stockholders and the Other Holders are entitled to participate in the Third Party Offer on the same terms and under the same conditions as the Stockholders.


                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

          SECTION 4.1 Restrictions. (a) Except as provided in Section 3.3, the Stockholders shall not, directly or indirectly, sell, transfer or otherwise dispose of any Voting Securities except as follows: (i) transfers solely among the Stockholders; (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act (regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act; and (iii) in a registered public offering or a non-registered offering subject to an applicable exemption from the registration requirements of the Securities Act in a manner calculated to achieve a Broad Distribution.

               (b)  Notwithstanding Section 4.1(a) hereof, the Stockholders may:

                    (i) sell or transfer up to 4.9% at a time of the then
               outstanding number of shares of Voting Securities of the Company in a private placement exempt from the registration requirements of the Securities Act; provided, that if the buyer of such Voting Securities is acting as a Group with the Stockholders, after such sale or transfer the Group shall not Beneficially Own more than the Maximum Ownership Percentage of the then outstanding shares of Voting Securities of the Company;

                    (ii) sell or transfer 5% or more of the then outstanding
               number of shares of Voting Securities of the Company at any time so long as (A) a majority of the Independent Directors approves the sale or transfer, (B)(1) the buyer of such Voting Securities agrees to be bound by the terms of this Agreement and (2) the aggregate amount of all Voting Securities sold or transferred pursuant to this subsection, when added to the Voting Securities Beneficially Owned by the Stockholders after such sales or transfers, does not exceed the Maximum Ownership Percentage of the then outstanding shares of Voting Securities of the Company or (C) the Other Holders shall have the ability to participate in such sale or transfer on a pro rata basis.

          SECTION 4.2 Legends. (a) Except as set forth in paragraph (b) below, during the term of this Agreement all certificates representing Voting Securities Beneficially Owned by the Stockholders shall bear an appropriate restrictive legend indicating that such Voting Securities are subject to restrictions pursuant to this Agreement.

               (b) Upon any transfer or proposed transfer of Beneficial Ownership by the Stockholders of any Voting Securities to any Person other than the Stockholders or their Subsidiaries that is permitted pursuant to this Agreement, the Company shall, upon receipt of timely-notice and such certificates, opinions and other documentation as shall be reasonably requested by the Company, cause certificates representing such transferred Voting Securities to be issued not later than the time needed to effect such transfer
(x) without any restrictive legend if upon consummation of such transfer such Voting Securities are no longer "restricted securities" as defined in Rule 144 under the Securities Act or (y) without any reference to this Agreement if upon consummation of such transfer such Voting Securities continue to be "restricted securities".

          SECTION 4.3 Effect. Any purported transfer of Voting Securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect.


                                    ARTICLE V

                                   TERMINATION

          SECTION 5.1 Automatic Termination. This Agreement shall automatically terminate upon the earlier of: (i) eighteen (18) months from the Effective Time or (ii) the date on which the percentage of the Total Voting Power of the Company Beneficially Owned by the Stockholders (or by any transferee who has agreed to be bound by the terms of this Agreement) in the aggregate is less than 15%.


                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to the Company:

               K N Energy, Inc.
               370 Van Gordon Street
               Phase II - 4th Floor SE
               Lakewood, Colorado  80228-8304
               Attention:    Martha B. Wyrsch
                             Vice President and General Counsel
               Fax:  (303) 763-3115

               Copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               1440 New York Avenue, N.W.
               Washington, DC  20005-2111
               Attention:    Michael P. Rogan, Esq.
               Fax:  (202) 393-5760

               If to the Stockholders:

               c/o Kinder Morgan, Inc.
               1301 McKinney, Suite 3400
               Houston, Texas  77010
               Attention:    Joe Listengart
               Fax:  (713) 844-9570

               Copy to:

               Bracewell & Patterson, L.L.P.
               South Tower Pennzoil Place
               711 Louisiana Street, Suite 2900
               Houston, Texas  77002-2781
               Attention:    David L. Ronn, Esq.
               Fax:  (713) 221-1212

or to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.


          SECTION 6.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 6.3 Severability. The provisions of this Agreement shall be deemed severable and the in validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor, upon the agreement of all of the parties hereto, in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          SECTION 6.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute a single agreement.

          SECTION 6.5 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Merger Agreement and the other agreements contemplated hereby, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          SECTION 6.6 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

          SECTION 6.7 Governing Law; Equitable Remedies. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 6.8 Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by the Company shall be effective without the approval of a majority of the Independent Directors. Notwithstanding any provision herein to the contrary, if a majority of the Independent Directors determine in good faith to do so, such Independent Directors may seek to enforce, in the name and on behalf of the Company, the terms of this Agreement against the Stockholders.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 6.9 Assignment. Except as set forth herein, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.


                                        K N  ENERGY, INC.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        RICHARD D. KINDER



                                        ----------------------------------------
                                        Name:  Richard D. Kinder


                                        MORGAN ASSOCIATES, INC.



                                        By:
                                             -----------------------------------
                                             Name:   William V. Morgan
                                             Title:  President

                                                                         Annex A

                     Board Members After the Merger Closing
                     --------------------------------------


Stockholder Directors:              Richard D. Kinder (Class I)
                                    Ted A. Gardner (Class I)
                                    Fayez Sarofim (Class II)
                                    William V. Morgan (Class III)

Non-Stockholder Directors:          Edward H. Austin, Jr. (Class I)
                                    William J. Hybl (Class I)
                                    Charles W. Battey (Class II)
                                    H.A. True, III (Class II)
                                    Stewart A. Bliss (Class III)
                                    Edward Randall, III (Class III)